CREDIT AGREEMENT


                                   dated as of


                                  May 11, 1998


                                      among


                             THE TOPPS COMPANY, INC.


                            The Lenders Party Hereto


                                       and


                            THE CHASE MANHATTAN BANK,
                                    as Agent


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                                TABLE OF CONTENTS


                                                                        Page No.


ARTICLE I  ................................................................... 1
               SECTION 1.01. Defined Terms. .................................. 1
               SECTION 1.02. Classification of Loans and Borrowings. ........ 18
               SECTION 1.03. Terms Generally. ............................... 18
               SECTION 1.04. Accounting Terms; GAAP.  ....................... 18

ARTICLE II .................................................................. 18
               SECTION 2.01. Commitments. ................................... 18
               SECTION 2.02. Loans and Borrowings. .......................... 19

               SECTION 2.03. Requests for Borrowings. ....................... 19
               SECTION 2.04. [This Section intentionally left blank.] ....... 20
               SECTION 2.05. Letters of Credit. ............................. 20
               SECTION 2.06. Funding of Borrowings. ......................... 24
               SECTION 2.07. Interest Elections. ............................ 25
               SECTION 2.08. Termination  and  Reduction  of  Commitments ... 26
               SECTION 2.09. Repayment of Loans;  Evidence of Debt. ......... 26
               SECTION 2.10. Amortization of Term Loans. .................... 27
               SECTION 2.11. Prepayment of Loans. ........................... 28
               SECTION 2.12. Fees. .......................................... 29
               SECTION 2.13. Interest. ...................................... 30
               SECTION 2.14. Alternate Rate of Interest. .................... 31
               SECTION 2.15. Increased Costs. ............................... 31
               SECTION 2.16. Break Funding Payments. ........................ 32
               SECTION 2.17. Taxes. ......................................... 33
               SECTION 2.18. Payments Generally; Pro Rata Treatment;
                             Sharing of Set-offs. ........................... 34
               SECTION 2.19. Mitigation Obligations; Replacement of Lenders.. 35

ARTICLE III ................................................................. 36
               SECTION 3.01. Organization; Powers. .......................... 36
               SECTION 3.02. Authorization; Enforceability. ................. 36
               SECTION 3.03. Governmental Approvals; No Conflicts. .......... 36
               SECTION 3.04. Financial Condition; No Material Adverse Change. 37
               SECTION 3.05. Properties. .................................... 37
               SECTION 3.06. Litigation and Environmental Matters. .......... 38
               SECTION 3.07. Compliance with Laws and Agreements. ........... 38
               SECTION 3.08. Investment and Holding Company Status. ......... 38

               SECTION 3.09. Taxes. ......................................... 38
               SECTION 3.10. ERISA. ......................................... 39
               SECTION 3.11. Disclosure. .................................... 39
               SECTION 3.12. Subsidiaries and Affiliates. ................... 39
               SECTION 3.13. Insurance. ..................................... 39
               SECTION 3.14. Labor Matters. ................................. 40
               SECTION 3.15. Solvency. ...................................... 40
               SECTION 3.16. No Default. .................................... 40
               SECTION 3.17. Place of Business. ............................. 40
               SECTION 3.18. Year 2000. ..................................... 40
               SECTION 3.19. Federal Reserve Regulations. ................... 41

ARTICLE IV .................................................................. 41
               SECTION 4.01. Effective Date. ................................ 41
               SECTION 4.02. Each Credit Event. ............................. 43

ARTICLE V ................................................................... 44
               SECTION 5.01. Financial Statements and Other Information. .... 44
               SECTION 5.02. Notices of Material Events. .................... 46
               SECTION 5.03. Information Regarding Collateral. .............. 46
               SECTION 5.04. Existence; Conduct of Business. ................ 47
               SECTION 5.05. Payment of Obligations. ........................ 48
               SECTION 5.06. Maintenance of Properties. ..................... 48
               SECTION 5.07. Insurance. ..................................... 48
               SECTION 5.08. [This Section intentionally left blank.] ....... 49
               SECTION 5.09. Books and Records; Inspection and Audit Rights.. 49
               SECTION 5.10. Compliance with Laws. .......................... 49
               SECTION 5.11. Notice of  Discharge  of  Hazardous  Material
                             or Environmental Complaint. .................... 49
               SECTION 5.12. Environmental Compliance. ...................... 49
               SECTION 5.13. Use of Proceeds and Letters of Credit. ......... 50
               SECTION 5.14. Additional Subsidiaries. ....................... 50
               SECTION 5.15. Further Assurances. ............................ 50
               SECTION 5.16. Interest Rate Protection. ...................... 50

ARTICLE VI .................................................................. 51
               SECTION 6.01. Indebtedness; Certain Equity Securities. ....... 51
               SECTION 6.02. Liens. ......................................... 52
               SECTION 6.03. Fundamental Changes. ........................... 53
               SECTION 6.04. Investments,   Loans,  Advances,
                             Guarantees and Acquisitions. ................... 53
               SECTION 6.05. Asset Sales. ................................... 54
               SECTION 6.06. Hedging Agreements. ............................ 55
               SECTION 6.07. Restricted Payments; Certain Payments
                             of Indebtedness. ............................... 55
               SECTION 6.08. Transactions with Affiliates ................... 56

               SECTION 6.09. Restrictive Agreements. ........................ 56
               SECTION 6.10. Amendment of Material Documents. ............... 57
               SECTION 6.11. Limitations on Sales and Leasebacks. ........... 57
               SECTION 6.12. Fiscal Year. ................................... 57
               SECTION 6.13. Consolidated Leverage Ratio. ................... 57
               SECTION 6.14. Consolidated Fixed Charge Ratio. ............... 57
               SECTION 6.15. Consolidated Net Worth. ........................ 58
               SECTION 6.16. Consolidated Net Loss. ......................... 58
               SECTION 6.17. EBITDA. ........................................ 58
               SECTION 6.18. Cumulative EBITDA. ............................. 58
               SECTION 6.19. Capital Expenditures. .......................... 59

ARTICLE VII ................................................................. 59
               SECTION 7.01. Events of Default. ............................. 59

ARTICLE VIII ................................................................ 61

ARTICLE IX .................................................................. 63

               SECTION 9.01. Notices. ....................................... 63
               SECTION 9.02. Waivers; Amendments. ........................... 64
               SECTION 9.03. Expenses; Indemnity; Damage Waiver. ............ 65
               SECTION 9.04. Successors and Assigns. ........................ 66
               SECTION 9.05. Survival. ...................................... 68
               SECTION 9.06. Counterparts; Integration; Effectiveness. ...... 69
               SECTION 9.07. Severability. .................................. 69
               SECTION 9.08. Right of Setoff. ............................... 69
               SECTION 9.09. Governing Law; Jurisdiction; Consent
                             to Service of Process. ......................... 69
               SECTION 9.10. WAIVER OF JURY TRIAL. .......................... 70
               SECTION 9.11. Headings. ...................................... 70
               SECTION 9.12. Confidentiality. ............................... 70
               SECTION 9.13. Interest Rate Limitation. ...................... 71

SCHEDULES

Schedule 2.01 -- Commitments
Schedule 3.05 -- Real Property
Schedule 3.06 -- Disclosed Matters
Schedule 3.12 -- Subsidiaries
Schedule 3.13 -- Insurance
Schedule 5.04 -- Material License
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments
Schedule 6.09 -- Existing Restrictions

EXHIBITS

Exhibit A -- Form of Assignment and Acceptance
Exhibit B-1 -- Form of Opinion of Borrower's Counsel
Exhibit B-2 -- Form of Opinion of Borrower's U.K. Counsel
Exhibit C -- Form of Perfection Certificate
Exhibit D -- Form of Pledge Agreement
Exhibit E -- Form of Trademark Security Agreement
Exhibit F -- Form of Compliance Certificate
Exhibit G -- Form of Topps SA Guaranty

                    CREDIT  AGREEMENT  dated as of May 11, 1998,
               among THE TOPPS COMPANY, INC., a Delaware corporation (the "Borrower"), the LENDERS party hereto (the "Lenders"), and THE CHASE MANHATTAN BANK, as Agent
               (in such capacity, the "Agent").

                              W I T N E S S E T H:

     WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a term loan facility in the principal amount of $24,950,000, the proceeds of which are to be used to refinance all amounts outstanding under the Nationsbank Facility (as hereinafter defined) and a revolving credit facility of up to $9,450,000, the proceeds of which are to be used as set forth herein; and

               WHEREAS, the Lenders are willing to make such loans available to the Borrower upon the terms and conditions set forth herein.

               NOW THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:


                                    ARTICLE I

                                   Definitions

               Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

               "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

               "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

               "Administrative    Questionnaire"    means   an    Administrative
Questionnaire in a form supplied by the Agent.

               "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

               "Agent" means The Chase Manhattan Bank, in its capacity as administrative and collateral agent for the Lenders hereunder.

               "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD

Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

               "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

               "Applicable Rate" means, for any day (a) with respect to any Eurodollar Loan, 2.75% per annum, or (b) with respect to the commitment fees payable hereunder, 1/2 of 1% per annum.

               "Assessment  Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R.
Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Agent to be representative of the cost of such insurance to the Lenders.

               "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Agent, in the form of Exhibit A or any other form approved by the Agent.

               "Bank of Scotland Debt" means the Indebtedness owing to Bank of Scotland by Topps Europe Limited and Topps U.K. Limited pursuant to that certain Multi Option Facilities Agreement, dated as of January 7, 1994 (as amended).

               "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

               "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

               "Borrower" means The Topps Company, Inc., a Delaware corporation.

               "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

               "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

               "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

               "Capital Expenditures" means, for any period, without duplication
(a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent.

               "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

               "Capitalized Leases" means leases which constitute Capital Lease Obligations.

               "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

               "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

               "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans, and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Loan Commitment.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time.


               "Collateral" means any and all "Collateral" and "Trademark Collateral" as defined in any applicable Security Document.

               "Commitment"   means  a   Revolving   Commitment   or  Term  Loan
Commitment, or any combination thereof (as the context requires).

               "Consolidated Fixed Charge Ratio" means, on any date, the ratio of (i) the sum of Normalized EBITDA minus unfinanced Capital Expenditures to
(ii) current portion of long term debt (as per GAAP) plus interest expense (as certified by a Financial Officer on a quarterly basis). For purposes of calculating Consolidated Fixed Charge Ratio, Normalized EBITDA, unfinanced Capital Expenditures and interest expense shall be measured for the four fiscal quarter period ending on the date such ratio is being tested.

               "Consolidated  Leverage  Ratio" means,  on any date, the ratio of
(i) the sum of outstanding Consolidated Senior Liabilities plus Capitalized Leases plus Standby Letters of Credit to (ii) Normalized EBITDA for the four quarter period ending on such date.

               "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries (including payments received by the Borrower and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event) less all operating and non-operating expenses (not related to extraordinary events) of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a consistent basis.

               "Consolidated Net Worth" means at any time as of which the amount thereof is to be determined, Consolidated Shareholders' Equity minus (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation all as determined on a consolidated basis in accordance with GAAP applied on a consistent basis;

               "Consolidated   Senior  Liabilities"  means,  on  any  date,  all
Indebtedness for Money Borrowed of the Borrower and its Subsidiaries, all determined on a consolidated basis.

               "Consolidated Shareholders' Equity" means at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis and excluding intercompany items among the Borrower and its Subsidiaries and any upward adjustment after the Effective Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment) minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a consistent basis.

               "Contract Notification Date"means the date which is 30 days prior to (x) the date that any Material License will, by its own terms, expire, or (y) the date the Borrower intends to terminate any Material License.

               "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

               "Cumulative EBITDA" means EBITDA for the four quarter period ending on the last day of the fiscal quarter for which Cumulative EBITDA is being tested provided, that (i) for the fiscal quarter ending on August 29, 1998, Cumulative EBITDA shall be measured for the two fiscal quarter period ending on such date and (ii) for the fiscal quarter ending on November 28, 1998, Cumulative EBITDA shall be measured for the three fiscal quarter period ending on such date.

               "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

               "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

               "Documentary Letter of Credit" means a documentary letter of credit in form and substance customarily issued by the Issuing Bank from time to time.

               "Documentary Letter of Credit Outstandings" means, at any time, the sum of (i) the aggregate undrawn stated amount of all Documentary Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Documentary Letters of Credit and not then reimbursed.

               "dollars" or "$" refers to lawful money of the United States of America.

               "EBITDA" means, for any period, Consolidated Net Income (or net loss) of the Borrower and its subsidiaries for such period plus the sum of (i) depreciation expense, (ii) amortization expense, (iii) net total income tax expense and (iv) interest expense (as certified by a Financial Officer on a quarterly basis) for such period, all determined on a consolidated basis in accordance with GAAP applied on a consistent basis.

               "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

               "Eligible Assignee" means (i) a commercial bank having total assets in excess of $250,000,000 and being governed by the Board; (ii) a finance company, insurance company or other financial institution or fund acceptable to the Agent which in the ordinary course of business extends credit of the type evidenced by this Agreement and has total assets in excess of $100,000,000 and being governed by the Board, and if not so governed, acceptable to the Borrower, whose consent shall not be unreasonably withheld; and (iii) any other financial institution satisfactory to both the Borrower and the Agent; provided that no such entity that is organized under the laws of a jurisdiction outside the United States shall be an Eligible Assignee unless such entity shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including (A) Internal Revenue Service Form W-8 or W-9 and (B) Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such entity establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such entity of a trade or business in the United States or (ii) totally exempt from the United States Federal withholding tax.

               "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to environmental protection matters.

               "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

               "ERISA Event" means  (a) any  "reportable  event",  as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA

Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

               "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

               "Event  of  Default"  has the  meaning  assigned  to such term in
Article VII.

               "Excluded Taxes" means, with respect to the Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its income, profits, or capital by any Governmental Authority, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

               "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

               "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

               "Financing  Transactions"  means  the  execution,   delivery  and
performance by the Borrower of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

               "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

               "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

               "GAAP" means generally accepted accounting principles in the United States of America.

               "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

               "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof,
(c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

               "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

               "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

               "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,
(e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed,
(g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

               "Indebtedness for Money Borrowed" means for any Person, without duplication, all Indebtedness in respect of money borrowed, including without limitation, all Capitalized Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money, other than trade payables incurred in the ordinary course of business.

               "Indemnified Taxes" means Taxes other than Excluded Taxes.

               "Intercompany   Debt"  means   loans,   advances  and  any  other
extensions of credit made by the Borrower to any of its Subsidiaries.

               "Intercompany Notes" means all promissory notes, instruments or other written indicia of an obligation by any Subsidiary to repay any Intercompany Debt owing to the Borrower.

               "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with
Section 2.07.

               "Interest Payment Date" means (a) with respect to any ABR Loan, the first day of each month and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

               "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

               "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

               "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

               "LC Exposure" means, at any time, the aggregate amount of all Documentary Letter of Credit Outstandings and all Standby Letter of Credit Outstandings. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

               "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

               "Letter of Credit" means any letter of credit issued pursuant to this Agreement, which Letter of Credit shall be a Documentary Letter of Credit (including the Topps SA Letters of Credit) or a Standby Letter of Credit.

               "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

               "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

               "Loan Documents" means this Agreement, the Security Documents and any other instrument or agreement executed and delivered in connection herewith or therewith.

               "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

               "Margin Stock" means "Margin Stock" as that term is defined in Regulation U of the Board.

               "Material  Adverse  Effect"  means a material  adverse  effect on
(a) the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under any Loan Document or (c) the validity or enforceability of any Loan Document or the rights of or benefits available to the Lenders under any Loan Document.

               "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries, in each case with a principal amount outstanding of at least $750,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

               "Material Licenses" shall mean the licenses set forth on Schedule 5.04.


               "Moody's" means Moody's Investors Service, Inc.

               "Multiemployer  Plan"  means a  multiemployer  plan as defined in
Section 4001(a)(3) of ERISA.

               Nationsbank Facility" means the term loan and revolving credit facility made available to the Borrower pursuant to that certain Credit
Agreement, dated as of June 30, 1995, as amended, among the Borrower, Nationsbank, National Association (Carolinas), as agent, Chemical Bank, as documentation agent and the lenders party thereto.

               "Negative Contribution" shall mean, if negative, the number obtained by subtracting from revenues anticipated to be generated in respect of any Material License the direct costs attributable such Material License in a manner consistent with historical applications.

               "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including any cash received in respect of any non-cash proceeds, but only as and when received, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale or other disposition of an asset, the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

               "Normalized EBITDA" means, for any period, Consolidated Net Income (or net loss) of the Borrower and its Subsidiaries for such period plus the sum of (i) depreciation expense, (ii) amortization expense, (iii) net total income tax expense and (iv) interest expense (as certified by a Financial Officer on a quarterly basis) for such period, all determined on a consolidated basis in accordance with GAAP applied on a consistent basis; provided that for purposes of calculating Normalized EBITDA for fiscal quarters ending May 30, 1997, November 28, 1997 and February 28, 1998, there shall be added to
Consolidated  Net  Income  (or net  loss)  for  such  quarters  the  amounts  of
$2,853,000,   $3,044,000  and  $10,646,000,   respectively,   which  arise  from
extraordinary losses or non-cash charges, as the case may be.

               "Obligations" means the collective reference to (i) the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower to the Agent or any Lender (including, without limitation, interest accruing at the then-applicable rate provided herein after the maturity of the Loans and interest accruing at the then-applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with this Agreement, the other Loan Documents, the Letters of Credit (including, without limitation, the Topps SA Letters of Credit) or any other documents made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or the Lenders that are required to be paid by the Borrower or any Subsidiary pursuant to the terms of this Agreement or any other Loan Document) and (ii) all obligations and liabilities of the Borrower to any Lender or any affiliate of a Lender, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with any Hedging Agreement or any other document made, delivered or given in connection therewith.

               "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, but Other Taxes shall not include Excluded Taxes.

               "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

               "Perfection Certificate" means a certificate in the form of Exhibit C or any other form approved by the Agent.

               "Permitted Encumbrances" means:

               (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

               (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

               (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

               (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

               (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

               "Permitted Investments" means:

               (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

               (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

               (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

               (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

               (e) shares of mutual funds which invest in obligations described in paragraphs (a) through (d) above, the shares of which mutual funds are at all times rated "AAA" by S&P; and

               (f) shares of "money market funds" of financial institutions rated A or better by S&P or A2 or better by Moody's and shares of the Strong Municipal Money Market Fund.

               "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

               "Plan"  means any  employee  pension  benefit  plan (other than a
Multiemployer   Plan)  subject  to  the  provisions  of  Title IV  of  ERISA  or
Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

               "Pledge Agreement" means the Pledge Agreement, dated as of the Effective Date, between the Borrower and the Agent, substantially in the form of Exhibit D.

               "Prepayment Event" means the issuance by the Borrower or any Subsidiary of any equity securities, or the receipt by the Borrower or any Subsidiary of any capital contribution, other than any such issuance of equity securities to, or receipt of any such capital contribution from, the Borrower or a Subsidiary.

               "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

               "Register" has the meaning set forth in Section 9.04.

               "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

               "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing at least 66-2/3% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

               "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such shares of capital stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of the Borrower or any Subsidiary.

               "Revolving   Availability  Period"  means  the  period  from  and
including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

               "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Lenders' Revolving Commitments is $9,450,000.

               "Revolving Direct Borrowing Maximum Amount" means $6,000,000.

               "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

               "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

               "Revolving  Loan"  means a Loan made  pursuant  to clause  (b) of
Section 2.01.

               "Revolving Maturity Date" means July 6, 2000.

               "S&P" means Standard & Poor's.

               "Security Documents" means the Pledge Agreement, the Trademark Security Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.14 or 5.15 to secure any of the Obligations.

               "Standby Letter of Credit" shall mean a standby letter of credit in form and substance customarily issued by the Issuing Bank from time to time and in form and substance acceptable to the Agent and the Issuing Bank and issued for such purposes for which the Borrower has historically obtained standby letters of credit, or for such other purposes as are reasonably acceptable to the Agent and the Issuing Bank.

               "Standby Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate undrawn stated amount of all Standby Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Standby Letters of Credit and not then reimbursed.

               "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

               "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

               "Subsidiary" means any subsidiary of the Borrower.

               "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

               "Term Loan" means a Loan made pursuant to clause (a) of Section 2.01.

               "Term Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be
(a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable. The aggregate amount of the Lenders' Term Loan Commitments is $24,950,000.

               "Term Loan Lender" means a Lender with a Term Loan Commitment or an outstanding Term Loan.

               "Term Loan Maturity Date" means July 6, 2000.

               "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

               "Topps SA" shall mean Topps Latin America SA, a corporation organized under the laws of Uruguay.

               "Topps SA Guaranty" means the Guaranty, dated as of the Effective Date, between the Borrower and the Agent, substantially in the form of Exhibit G.

               "Topps SA Letters of Credit" means Documentary Letters of Credit issued for the account of Topps SA for the benefit of its vendors, reimbursement obligations in respect of which are guaranteed by the Borrower.

               "Topps SA Letter of Credit Outstandings" means, at any time, the sum of (i) the aggregate undrawn stated amount of all Topps SA Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Topps SA Letters of Credit and not then reimbursed.

               "Trademark Security Agreement" means the Trademark Security Agreement, dated as of the Effective Date, between the Borrower and the Agent, substantially in the form of Exhibit E.

               "Traveler Letter of Credit" shall mean a Standby Letter of Credit issued under this Agreement in favor of The Travelers Company.

               "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

               "Ulster Bank Debt" means the Indebtedness owing to Ulster Bank by Topps Ireland Limited, as described in items a. through f. of Section 6.04(g).

               "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

               Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

               Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

               Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

               Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Term Loan Commitment, and (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment or (ii) the aggregate amount of all Revolving Loans exceeding the

Revolving Direct Borrowing Maximum Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

               Section 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

               (b)Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

               (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by
Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time.

               (d)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the Term Loan Maturity Date, as applicable.

               Section 2.03. Requests for Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Agent of a written Borrowing
Request in a form approved by the Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

               (i) the aggregate amount of such Borrowing;

               (ii) the date of such Borrowing, which shall be a Business Day;

               (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

               (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

               (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

               If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

               Section 2.04. [This Section intentionally left blank.]

               Section 2.05. Letters of Credit.(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Documentary Letters of Credit (including Topps SA Letters of Credit) and Standby Letters of Credit for its own account and for the account of Topps SA (in the case of the Topps SA Letters of Credit), in a form reasonably acceptable to the Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Borrower shall not be obligated under any such letter of credit application or related documents to provide collateral to the Issuing Bank other than (x) that which is required to be provided under this Agreement or (y) a security interest in the goods in respect of which such letter of credit is being issued.

               (b) Notice of Issuance,  Amendment,  Renewal, Extension;  Certain
Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. The Borrower shall not be obligated under any such letter of credit application or related documents to provide collateral to the Issuing Bank other than (x) that which is required to be provided under this Agreement or (y) a security interest in the goods in respect of which such letter of credit is being issued. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Documentary Letter of Credit Outstandings shall not exceed $4,500,000, (ii) the Standby Letter of Credit Outstandings shall not exceed $700,000, (iii) the Topps SA Letter of Credit Outstandings shall not exceed $2,000,000, and (iv) the total Revolving Exposures shall not exceed the total Revolving Commitments.

               (c) Expiration Date. Each Letter of Credit other than the Traveler Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date. The Traveler Letter of Credit shall expire at or prior to the close of business July 24, 2003.

               (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

               (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in
Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Agent of any payment from the Borrower pursuant to this paragraph, the Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

               (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

               (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

               (h)  Interim  Interest.  If the  Issuing  Bank  shall make any LC
Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC
Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

               (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Agent, the replaced Issuing Bank and the successor Issuing Bank. The Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

               (j) Cash Collateralization. Subject to the provision of the following sentence, the Borrower shall, on or before the Revolving Maturity Date, deposit in an account with the Agent, in the name of the Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the sum of (i) the aggregate undrawn stated amount of the Traveler Letter of Credit plus (ii) all amounts theretofore drawn under the Traveler Letter of Credit and not then reimbursed plus (iii) any accrued and unpaid interest thereon. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 66-2/3% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in such cash collateral account, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01. Each such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 66-2/3% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. It is expressly agreed that amounts deposited into such account in respect of the Traveler Letter of Credit shall remain on deposit after the termination of this Agreement so long as such letter of credit remains outstanding, and to the extent that such funds have not been applied to the Borrower's obligations, shall be returned to the Borrower following the expiration of such letter of credit or the return thereof, in each case without the same having been drawn.

               Section 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Agent most recently designated by it for such purpose by notice to the Lenders. The Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Agent to the Issuing Bank.

               (b) Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Agent such Lender's share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Loans so funded by the Agent. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

               SECTION 2.07 INTEREST ELECTIONS (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

               (b) To make an election pursuant to this Section, the Borrower shall notify the Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Agent of a written Interest Election Request in a form approved by the Agent and signed by the Borrower.

               (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph
(f) of this Section:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

               If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

               (d) Promptly following receipt of an Interest Election Request, the Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

               (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

               SECTION 2.08. Termination and Reduction of Commitments.(a) Unless previously terminated, (i) the Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

               (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

               (c) The Borrower shall notify the Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

               SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such

Lender on the Revolving Maturity Date and (ii) to the Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.


               (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

               (c) The Agent shall  maintain  accounts in which it shall  record
(i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

               (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

               (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

               SECTION 2.10. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

                  Date                               Amount

                  June 1, 1998                       $1,666,666.66
                  July 1, 1998                       $  833,333.33
                  August 1, 1998                     $  833,333.33
                  September 1, 1998                  $  833,333.33
                  October 1, 1998                    $  833,333.33
                  November 1, 1998                   $  833,333.33
                  December 1, 1998                   $  833,333.33
                  January 1, 1999                    $  833,333.33
                  February 1, 1999                   $  833,333.33
                  March 1, 1999                      $  833,333.33
                  April 1, 1999                      $  833,333.33
                  May 1, 1999                        $  833,333.33
                  June 1, 1999                       $  833,333.33
                  July 1, 1999                       $  833,333.33
                  August 1, 1999                     $1,041,666.68
                  September 1, 1999                  $1,041,666.68
                  October 1, 1999                    $1,041,666.68
                  November 1, 1999                   $1,041,666.68
                  December 1, 1999                   $1,041,666.68
                  January 1, 2000                    $1,041,666.68
                  February 1, 2000                   $1,041,666.68
                  March 1, 2000                      $1,041,666.68
                  April 1, 2000                      $1,041,666.68
                  May 1, 2000                        $1,041,666.68
                  June 1, 2000                       $1,041,666.68
                  July 6, 2000                       $  991,666.57

               (b) To the extent not previously paid, Term Loans shall be due and payable on the Term Loan Maturity Date.

               (c) Any prepayment of a Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section in reverse chronological order.

SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

               (b) Subject to the proviso set forth below, in the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, immediately after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to the amount by which all such Net Proceeds arising during the term of this Agreement exceeds $5,000,000 in the manner specified in
Section 2.10(c).

               (c) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section; provided that each prepayment of Borrowings of any Class shall be applied to prepay ABR Borrowings of such Class before any other Borrowings of such Class.

               (d) The Borrower shall notify the Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice, the Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in the amount of $500,000 and $100,000 increments thereof, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

               SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of May, August, November and February of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

               (b) The Borrower agrees to pay to the Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a per annum rate equal to one quarter of one percent (0.25%) on the face amount of Documentary Letters of Credit and two and three quarters percent (2.75%) per annum on the face amount of Standby Letters of Credit during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure. In addition to the fees in the nature of those referred to in the preceding sentence (without duplication), the Borrower agrees to pay the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees accrued through and including the last day of May, August, November and February of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

               (c) The Borrower agrees to pay to the Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Agent.

               (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

               SECTION   2.13.   Interest.   (a)  The  Loans   comprising   each
ABR Borrowing shall bear interest at the Alternate Base Rate.

               (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

               (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

               (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

               (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or

Adjusted LIBO Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

               SECTION 2.14. ALternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

               (a) the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

               (b) the Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

               SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

               (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

               (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such

Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

               (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

               (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

               SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the Borrower's election to convert a Borrowing of any Class to or continue a Borrowing of any Class as a Eurodollar Borrowing which results in the Interest Period therefor commencing before and ending after a date on which any principal of the Loans of such Class is to be repaid and the payment of such principal during such interest period, (c) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (d) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(d) and is revoked in accordance therewith), or (e) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (and in the case of clause (b) above, the Borrower will make such compensation on the applicable principal repayment date). In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

               SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

               (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (c) The Borrower shall indemnify the Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

               (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

               (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

               SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent at its offices at 1 Pierrepont Plaza, Brooklyn, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

               (b) If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

               (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

               (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

               (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c), then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

               SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

               (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to
Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         Representations and Warranties

            The Borrower represents and warrants to the Lenders that:

               SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

               SECTION 3.02. Authorization; Enforceability. The Financing Transactions to be entered into by the Borrower are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which the Borrower is to be a party, when executed and delivered by the Borrower, will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

               SECTION 3.03. Governmental Approvals; No Conflicts. The Financing Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens created under the Loan Documents.

               SECTION 3.04.  Financial  Condition;  No Material Adverse Change.
(a) The Borrower has heretofore furnished to the Lenders its consolidated and consolidating balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended March 2, 1996 and March 1, 1997, (A) in the case of the consolidated financials, reported on by Deloitte & Touche, L.L.P., independent public accountants and (B) in the case of the consolidating financials, certified by the Borrower's chief financial officer, and (ii) as of and for the fiscal quarters ended May 30, 1997, November 28, 1997 and February 28, 1998, (A) in the case of the consolidated financials, reviewed by Deloitte & Touche, L.L.P., independent public accountants and (B) in the case of consolidating financials, certified by the Borrower's chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments in the case of the statements referred to in clause (ii) above.

               (b) Except as disclosed in the financial statements referred to above or the notes thereto and except for the Disclosed Matters, after giving effect to the Financing Transactions, none of the Borrower or its Subsidiaries has, as of the Effective Date, any material Indebtedness or contingent liabilities, unusual long-term commitments or unrealized losses.

               (c) Since February 28, 1998, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

               SECTION 3.05. Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject to no transfer restrictions or Liens of any kind (other than as set forth on Schedule 6.02), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

               (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Borrower or any of its Subsidiaries as of the Effective Date after giving effect to the Financing Transactions.

               (d) Neither the Borrower nor its Subsidiaries is a party to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or its Subsidiaries or otherwise result in a violation of this Agreement other than the Liens granted to the Agent as provided for in this Agreement and the other Loan Documents.

               SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed
Matters) or (ii) that involve any of the Loan Documents or the Financing Transactions.

               (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

               (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

               SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any subsidiary is (a) a party to any judgment, order, decree or any agreement or instrument or subject to restrictions which could reasonably be likely to have a Material Adverse Effect or to materially adversely affect the ability of the Borrower to observe the covenants and agreements contained herein or any other Loan, or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect or to materially adversely affect the ability of the Borrower to observe the covenants and agreements contained herein or any other Loan Document.

               SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" or an "affiliated Person" of, or "promoter" or "principal underwriter" for, an "investment company," as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

               SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Each of the Borrower and its Subsidiaries has paid, or has provided adequate reserves for the payment of, all material Federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

               SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $3,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $3,000,000 the fair market value of the assets of all such underfunded Plans.

               SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

               SECTION 3.12. Subsidiaries and Affiliates. Schedule 3.12 sets forth as of the Effective Date the name of, and the ownership interest of the Borrower in, each Subsidiary and each Affiliate of the Borrower. The outstanding shares or other equity interests of each such Subsidiary and each Affiliate have been duly authorized and validly issued and are fully paid and nonassessable; and the Borrower and each such subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 3.12, free and clear of any Lien. Schedule II to the Pledge Agreement sets forth as of the Effective Date a complete description of all Intercompany Notes owned by the Borrower. The Borrower owns beneficially and legally all such Intercompany Notes, free and clear of any Lien.

               SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid.

               SECTION 3.14. Labor Matters. As of the Effective Date, except for the Disclosed Matters, none of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened that are reasonably likely to have a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters except to the extent that any such violation could not reasonably be expected to result in a Material Adverse Effect. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Financing Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound that is reasonably likely to have a Material Adverse Effect.

               SECTION 3.15. Solvency. Immediately after the consummation of the
Financing Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

               SECTION 3.16. No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder.

               SECTION 3.17. Place of Business. As of the date hereof, the Borrower has no office, mailing address or other place of business in the United Kingdom.

               SECTION 3.18. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be substantially completed by February 28, 1999, except to the extent the failure to do so is not reasonably likely to result in a Material Adverse Effect. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the

Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without Material Adverse Effect.

               SECTION 3.19. Federal Reserve Regulations. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.


                                   ARTICLE IV

                                   Conditions

               SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

               (a) The Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

               (b) The Agent shall have received a favorable written opinion (addressed to the Agent and the Lenders and dated the Effective Date) of
        (i) Willkie Farr & Gallagher, counsel for the Borrower, substantially in the form of Exhibit B-1 and (ii) Simmons & Simmons, special U.K. counsel to the Borrower, substantially in the form of Exhibit B-2, covering such matters relating to the Borrower, the Loan Documents or the Financing Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

               (c) The Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Financing Transactions and any other legal matters relating to the Borrower, the Loan Documents or the Financing Transactions, all in form and substance satisfactory to the Agent and its counsel.

               (d) The Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

               (e) The Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

               (f) The Agent shall have received counterparts of the Trademark Security Agreement and the Pledge Agreement signed on behalf of the Borrower, together with the following:

               (i) stock certificates or bearer share warrants representing 65% of the outstanding shares of capital stock of Topps Europe Limited as of the Effective Date after giving effect to the Financing Transactions and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates or bearer share warrants;

               (ii) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Documents;

               (iii) the duly endorsed original of all instruments evidencing loans and advances made by the Borrower to any Subsidiary to the extent such instruments do not cause the earnings and profits of such Subsidiary to be deemed to be a distribution to the Borrower under 26 U.S.C.S. Sec. 956; and

               (iv) a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent)
        filings made with respect to the Borrower in the jurisdictions contemplated by the Perfection Certificate and a search of the United States Patent and Trademark Office with respect to the Borrower's intellectual property and copies of the financing statements (or similar documents) disclosed by such searches and evidence reasonably satisfactory to the Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

               (g) The Agent shall have received evidence satisfactory to it that the insurance required by Section 5.07 is in effect.

               (h) The Borrower and the Subsidiaries shall have granted the Agent access to and the right to inspect all reports, audits and other internal information of the Borrower and the Subsidiaries relating to environmental matters, and any third party verification of certain matters relating to compliance with environmental laws and regulations requested by the Agent, and the Agent shall be satisfied that the Borrower and the Subsidiaries are in compliance in all material respects with all applicable environmental laws and regulations and be satisfied with the costs of maintaining such compliance.

               (i) All consents and approvals required to be obtained from any Governmental Authority or other Person as shall be required to consummate the transactions contemplated hereby shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions.

               (j) The Lenders  shall have  received  (i)  audited  consolidated financial statements of the Borrower for the fiscal years ended March 2, 1996 and March 1, 1997, (ii) if available, satisfactory audited consolidated financial statements of the Borrower for the fiscal year ended February 28, 1998 and (iii) satisfactory reviewed interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clauses (i) and (ii) of this paragraph as to which such financial statements are available and (iv) unaudited consolidating financial statements for all statements above.

               (k) The Agent shall be satisfied with the nature and amount of all Indebtedness of the Borrower and its Subsidiaries, including, without limitation, the Bank of Scotland Debt and the Ulster Bank Debt, and the Borrower shall have provided to the Agent copies of all operative documents in connection with the Bank of Scotland Debt and the Ulster Bank Debt.

               (l) All amounts outstanding under the Nationsbank Facility shall have been fully and finally paid and satisfied in full and all promissory notes, credit agreements, reimbursement agreements and other documents executed in connection therewith, and any Liens granted to secure payment and performance thereof, have been cancelled or terminated, as appropriate.

               (m) The Agent shall have received such other documents, instruments, certificates and opinions as are customary for transactions of this type or as the Agent may reasonably request, and shall be satisfied with such other conditions as it may reasonably require.

The Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on May 31, 1998 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

               SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

               (a) The representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent they expressly relate to an earlier date (it being understood that references to a specific date, to "the date hereof" and to "the Effective Date" are not repeated as of the date of such Borrowing).

               (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Revolving Borrowing shall be accompanied by a certificate, dated the date of the Borrowing Request, signed by the President, a Vice President or a Financial Officer of the Borrower as to the matters specified in paragraphs (a) and (b) of this Section.

                                    ARTICLE V

                              Affirmative Covenants

               Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

               SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Agent and each Lender:tatements and Other Information.

               (a)  within  90 days  after  the end of each  fiscal  year of the

        Borrower, its audited consolidated and unaudited consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, (i) in the case of the audited consolidated financial statements, reported on by Deloitte & Touche, L.L.P. or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) and (ii) in the case of the unaudited consolidating financial statements, certified by the Borrower's chief financial officer, to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

               (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, (i) in the case of the consolidated financial statements, reviewed by Deloitte & Touche, L.L.P. or other independent public accountants of recognized national standing and (ii) in the case of the unaudited consolidating financial statements, certified by the Borrower's chief financial officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

               (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the
        Borrower, substantially in the form of Exhibit F (or such other form reasonably satisfactory to the Agent) (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.13 through 6.19 and
        (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

               (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

               (e) (i) within 7 days after the end of each fiscal month, (a) a schedule setting forth gross sales by business segment for the previous fiscal month and for the portion of the fiscal year ended on the last day of such fiscal month and cash balances by subsidiary as of the last day of such fiscal month, and setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and corresponding portion of the previous fiscal year, and; (b) a list of any Intercompany Notes delivered during such fiscal quarter; and

               (ii) within 45 days after the end of each fiscal quarter a schedule setting forth the results of operations of each business segment as of the end of such fiscal quarter and for the portion of the fiscal year ended on the last day of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year, together with an explanation of all material variances from such comparative figures.

               (f) within six months of the Effective Date, projected balance sheets, projected statements of operations and projected statements of cash flows (which projections shall be on a quarterly basis for fiscal year 1999 and on an annual basis for fiscal year 2000 and fiscal year 2001), which shall set forth, among other things, the Borrower's projected gross sales, projected net sales and projected results of operations of each domestic business segment and each Foreign Subsidiary, for the Borrower and its Subsidiaries in form and content consistent with Borrower's official plan as presented to its Board of Directors;

               (g) (i) by March 1 of each calendar year preliminary projections on a quarterly basis for the upcoming fiscal year, and (ii) concurrently with the Borrower's presentation of same to its board of directors during each year, final projections on a quarterly basis for the upcoming fiscal year, in each case setting forth the items described in clause (f) above;

               (h) promptly upon any revision of projections previously delivered to the Agent or the projections referred to in clauses (f) and
        (g) above, such revised projected balance sheets, projected statements of operations and projected statements of cash flows with an explanation of all material variances to the profit and loss statement from the projections as they existed prior to such revision;

               (i) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

               (j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Agent or any Lender may reasonably request.

               SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Agent and each Lender prompt written notice of the following:

               (a) the occurrence of any Default;

               (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

               (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $750,000; and

               (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

               SECTION 5.03. Information Regarding Collateral. (a) The Borrower will furnish to the Agent prompt written notice of any change (i) in the Borrower's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of the Borrower's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in the Borrower's identity or corporate structure or (iv) in the Borrower's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Agent if any material portion of the Collateral is damaged or destroyed.

               (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
Section 5.01, the Borrower shall deliver to the Agent a certificate of a Financial Officer of the Borrower (i) setting forth the information required pursuant to Sections 1 and 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

               SECTION 5.04. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names which are material to the conduct of its business taken, in case of the Borrower, individually and in the case of any Subsidiary, as a whole with the other Subsidiaries; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03; provided, further, that the Borrower shall be permitted to terminate, or allow to lapse, any Material License in the exercise of its reasonable business judgment to the extent that the Borrower (a) provides written notice on the Contract Notification Date that such Material License will terminate or may be terminated, or allowed to lapse without renewal, (b) if requested by the Agent, advises the Agent of the status of any negotiations which may be transpiring in respect of such Material License and
(c) furnishes to the Agent either of the following 30 days following the date that such Material License terminates or is allowed to lapse:

               (i) projected consolidated statement of operations for the Borrower and its Subsidiaries which reflect that, after giving effect to the termination or lapse of such Material License, the Borrower will be in compliance with the financial covenants set forth in Article VI of the Credit Agreement for the next succeeding four fiscal quarters, such projections to be certified by a Financial Officer, prepared in good faith and in accordance with GAAP to the extent applicable; or

               (ii) an  analysis  prepared  by the  Borrower's  chief  financial officer which analysis demonstrates to the reasonable satisfaction of the Agent that the terms of such Material License would have given rise to a Negative Contribution with respect to such Material License for the next four fiscal quarters after giving effect to (x) existing contractual terms which would have taken effect during such fiscal quarters or (y) the terms which the licensor under such Material License advised in writing that it required in order to renew such Material License which was expiring by its own terms.

               SECTION 5.05. Payment and Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations (for which the failure to pay would constitute an Event of Default under Section 7.01(f)), including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 5.06. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain or replace all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

               SECTION 5.07. Insurance. (a) The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies:

               (i) fire and extended coverage insurance, on a replacement cost basis, with respect to all personal property and improvements to real property, in such amounts as are customarily maintained by companies in the same or similar business operating in the same or similar locations;

               (ii) commercial general liability insurance against claims for bodily injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it, providing coverage on an occurrence basis with a combined single limit of not less than $10,000,000 and including the broad form CGL endorsement;

               (iii) business interruption insurance, insuring against loss of gross earnings for a period of not less than 12 months arising from any risks or occurrences required to be covered by insurance pursuant to clause (i) above; and

               (iv) such other insurance as may be required by law.

Deductibles or self-insured retention shall not exceed $500,000 for fire and extended coverage policies, $1,000,000 for commercial general liability policies or 30 days for business interruption policies.

               (b) Each such policy referred to in this paragraph also shall provide that it shall not be canceled, materially modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days' prior written notice thereof by the insurer to the Agent (giving the Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Agent. The Borrower shall deliver to the Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Agent) together with evidence satisfactory to the Agent of payment of the premium therefor.

               SECTION 5.08. [This Section intentionally left blank.]

               SECTION 5.09. Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The
Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

               SECTION 5.10. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 5.11. Notice of Discharge of Hazardous Material or Environmental Complaint. The Borrower will, and will cause each of its Subsidiaries to, promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Laws; (b) release or threatened release by the Borrower or any Subsidiary, or at any facility or property owned or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

               SECTION 5.12. Environmental Compliance. If the Borrower or any Subsidiary shall receive letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Subsidiary has violated any Environmental Law or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall, within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability, except where the failure to do so is not reasonably likely to result in a Material Adverse Effect or unless the applicability of the Environmental Law, the fact of such violation or liability or what is required to remove or remedy such violation is being contested by the Borrower or the applicable Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under GAAP, if any, have been made.

               SECTION 5.13. Use of Proceeds and Letters of Credit. The proceeds of the Term Loans will be used only for the repayment of amounts owing under the Nationsbank Facility. The proceeds of the Revolving Loans and Letters of Credit will be used for general working capital needs of the Borrower and to guaranty the payment of workers' compensation insurance in the ordinary course of business. No part of the proceeds of any Loan will be used, whether directly or indirectly, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

               SECTION 5.14. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will notify the Agent and the Lenders thereof and the Borrower will, to the extent such Subsidiary is formed in the United States, cause such Subsidiary to become a guarantor of the Obligations hereunder within three Business Days after such Subsidiary is formed or acquired.

               SECTION 5.15. Further Assurances. (a) The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Borrower. The Borrower also agrees to provide to the Agent, from time to time upon request, evidence reasonably satisfactory to the Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

               (b)  If  any  material   trademarks,   tradenames  or  any  other
intellectual property are acquired by the Borrower after the Effective Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof), the Borrower will notify the Agent and the Lenders thereof, and, if requested by the Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or reasonably requested by the Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Borrower.

               SECTION 5.16. Interest Rate Protection. As promptly as practicable, and in any event within 60 days after the Effective Date, the Borrower will enter into, and thereafter for a period of not less than 2 years will maintain in effect, one or more interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the Agent, the effect of which shall be to fix or limit the interest cost to the Borrower with respect to at least $10,000,000 initially (but which may be reduced from time to time to an amount not less than one half of the then outstanding principal amount of the Term Loan) of the notional value of the Term Loans.

                                    ARTICLE VI

                               Negative Covenants

               Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

               SECTION 6.01. Indebtedness; Certain Equity Securities.(a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

               (i) Indebtedness created under the Loan Documents;

               (ii) Hedging Agreements allowed pursuant to Section 6.06;

               (iii)  Indebtedness  existing on the date hereof and set forth in
        Schedule 6.01 and extensions, renewals, modifications and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or increase, above a rate deemed commercially reasonable by the Borrower, the interest rate payable thereon from that existing immediately prior to such extension, renewal or refinancing;

               (iv) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or another Subsidiary; provided that such Indebtedness shall be subject to Section 6.04;

               (v) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower; provided that such Guarantees shall be subject to Section 6.04;

               (vi)  Indebtedness  of the  Borrower or any  Subsidiary  incurred solely for the purpose of financing the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease
        Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and
        (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed 95% of the amount allowed for Capital Expenditures pursuant to Section 6.19;

               (vii)  trade  payables  in  the  ordinary   course  of  business,
        endorsements for collection or deposit in the ordinary course of business, surplus and retained earnings, lease obligations (other than pursuant to Capitalized Leases), reserves for deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations; and

               (viii) additional Indebtedness not to exceed $100,000 outstanding at any time.

               (b) The Borrower will not, and will not permit any Subsidiary to, issue any preferred stock or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of capital stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock. Nothing in this paragraph shall prohibit the Borrower from granting stock options to officers, directors, employees and consultants of or to the Borrower or from issuing common stock of the Borrower pursuant to such options.

               SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

               (i) Liens created under the Loan Documents;

               (ii) Permitted Encumbrances;

               (iii) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof; and

               (iv) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (A) such security interests secure Indebtedness permitted by clause (vi) of
        Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 95% of the cost of acquiring, constructing or improving such fixed or capital assets and
        (D) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary.

               (v) Liens on property of the Borrower shipped under or in connection with Documentary Letters of Credit permitted under this Agreement (if such Liens are in favor of the issuer of such Documentary Letters of Credit) and all property of the Borrower in the actual or constructive possession of the Issuing Bank with respect to Documentary Letters of Credit, other than property held in a fiduciary capacity of such Issuing Bank.

               SECTION 6.03. Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (iii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by
Section 6.04.

               (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

               SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

               (a) Permitted Investments;

               (b)  investments  existing  on the date  hereof  and set forth on
        Schedule 6.04, to the extent such investments would not be permitted under any other clause of this Section;

               (c) (i) investments by the Borrower in the equity of its Subsidiaries and (ii) investments, loans and advances by Subsidiaries in and to other Subsidiaries; provided that any such shares of capital stock held by the Borrower in Topps Europe Limited shall be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in therein); provided, further, that the aggregate amount of investments by the Borrower in its Subsidiaries shall not at any time exceed $3,000,000;

               (d) Intercompany Debt evidenced by Intercompany Notes owing to the Borrower in an aggregate principal amount not to exceed $3,000,000 at any one time;

               (e) Intercompany Debt not evidenced by Intercompany Notes but which is reflected on the books and records of the Borrower and its Subsidiaries in an aggregate outstanding principal amount not to exceed $15,000,000 at any one time;

               (f) a guaranty by the Borrower under the Topps SA Guaranty in an amount not in excess of $2,000,000;

               (g) an unsecured guaranty by the Borrower of each of the following unsecured obligations of Topps Ireland Limited to a financial institution:

                    a. Overdraft facility up to 500,000 Irish pounds;

                    b. Letter of credit facility up to $3,450,000 (U.S.);

                    c. 70,000 Irish pound guarantee to the Department of
                       Agriculture;

                    d. 20,000 Swiss Franc guarantee to Messrs. Gordernd in
                       respect of the importation of goods into Switzerland;

                    e. 2,000,000 Irish pound forward currency hedging facility;
                       and

                    f. 58,000 Sterling  pound  guarantee in favor  of VAG
                       Finance Limited.

               ; provided that (i) the maximum amount of each unsecured separate credit facility extended by such financial institution may not be increased and (ii) the aggregate amount of all such guaranties shall not exceed $7,200,000;

               (h) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and

               (i) loans and advances to officers, directors and employees in the ordinary course of business (including to finance relocation expenses) not to exceed $100,000 at any one time outstanding.

               (j) an unsecured guaranty by the Borrower of the Bank of Scotland Debt in an amount not to exceed 1,500,000 British pounds.

               SECTION 6.05. Asset Sales. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock, nor will the Borrower permit any of its Subsidiaries to issue any additional shares of its capital stock or other ownership interest in such Subsidiary, except:

               (a) sales of inventory, used, surplus or obsolete equipment and Permitted Investments in the ordinary course of business;

               (b) the granting of licenses in trademarks or other intellectual property owned by the Borrower or any of its Subsidiaries provided that any such licenses granted by the Borrower shall be subject to the terms of the Trademark Security Agreement;

               (c) sales, transfers and dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions shall be made in compliance with Section 6.08;

               (d) a sale of the  Plant  and  equipment  owned by Topps  Ireland
                Limited located in Cork, Ireland;

               (e) a sale of the equipment from the Borrower's  Plant located in
                Duryea, Pennsylvania;

               (f) sales, transfers and dispositions of assets (other than capital stock of a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (f) shall not exceed $500,000 during any fiscal year of the Borrower; and

               (g) sales and transfers of assets between and among the Borrower and the Subsidiaries not to exceed $750,000 in the aggregate during the term of the Loans.

provided that (i) all sales, transfers, leases and other dispositions permitted hereby shall be made for fair value and (ii) substantially all the consideration for such distributions shall be cash consideration.

               SECTION 6.06. Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section 5.16 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities in an aggregate notional amount not to exceed $54,000,000.

               SECTION 6.07. Restricted Payments; Certain Payments of Indebtedness. (a) The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, and (iii) the Borrower may make Restricted Payments, not exceeding $250,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees or consultants of the Borrower and its Subsidiaries.

               (b) The Borrower will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

               (i) payment of Indebtedness created under the Loan Documents;

               (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted hereunder;

               (iii)  refinancings of  Indebtedness  to the extent  permitted by
        Section 6.01; and

               (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

               SECTION 6.08. Transactions with Affiliates.The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Subsidiaries, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) any Restricted Payment permitted by Section 6.07, (c) the transactions described in Section 6.04 and (d) transactions permitted under
Section 6.05(g).

               SECTION 6.09. Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document,
(ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition other than any extension, renewal, amendment, modification or refinancing of the obligations of Topps Ireland Limited to Ulster Bank which such obligations shall not exceed $7.2 million in the aggregate), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause
(a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

               SECTION 6.10. Ammendment of Material Documents. The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents if the same is reasonably likely to have a Material Adverse Effect, would result in an Event of Default under any of the Loan Documents or would otherwise be adverse to the interests or rights of the Lenders or determined by the Lenders in their sole discretion.

               SECTION 6.11. Limitations on Sales and Leasebacks. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Subsidiary; provided, however, that nothing in this Section 6.11 shall prevent the Borrower or any Subsidiary from selling the plant and equipment located in Cork, Ireland and leasing back office space located in such plant and related equipment.

               SECTION 6.12. Fiscal Year. The Borrower will not, and will not permit any Subsidiary to, change its fiscal year.

               SECTION 6.13. Consolidated Leverage Ratio. The Borrower will not permit Consolidated Leverage Ratio on the dates set forth below to be greater than the amount specified opposite such dates:

--------------------------------------------------------------------------------
Fiscal Quarter Ending                            Consolidated Leverage Ratio
--------------------------------------------------------------------------------
February 28, 1998                                2.16 to 1
--------------------------------------------------------------------------------
May 30, 1998                                     3.85 to 1
--------------------------------------------------------------------------------
August 29, 1998                                  2.03 to 1
--------------------------------------------------------------------------------
November 28, 1998                                1.20 to 1
--------------------------------------------------------------------------------
February 27, 1999 and the last day of each       1.60 to 1
quarter thereafter
--------------------------------------------------------------------------------

               SECTION 6.14. Consolidated Fixed Charge Ratio. The Borrower will not permit Consolidated Fixed Charge Ratio on the dates set forth below to be less than the amount specified opposite such dates:

--------------------------------------------------------------------------------
Fiscal Quarter Ending                            Consolidated Fixed Charge Ratio
--------------------------------------------------------------------------------
February 28, 1998                                1.16 to 1
--------------------------------------------------------------------------------
May 30, 1998                                     0.49 to 1
--------------------------------------------------------------------------------
August 29, 1998                                  0.94 to 1
--------------------------------------------------------------------------------

November 28, 1998                                1.46 to 1
--------------------------------------------------------------------------------
February 27, 1999                                0.92 to 1
--------------------------------------------------------------------------------
May 29, 1999                                     1.10 to 1
--------------------------------------------------------------------------------
August 28, 1999                                  1.10 to 1
--------------------------------------------------------------------------------
the last day of each quarter thereafter          1.25 to 1
--------------------------------------------------------------------------------

               SECTION 6.15. Consolidated Net Worth. The Borrower and its Subsidiaries will not permit Consolidated Net Worth at any time to be less than $56,800,000.

               SECTION 6.16. Consolidated Net Loss. The Borrower and its Subsidiaries will not incur a consolidated net loss for any fiscal quarter, except that the Borrower and its Subsidiaries may incur a consolidated net loss in one fiscal quarter per each fiscal year as follows: (a) if such consolidated net loss occurs during the first fiscal quarter of any such year, such loss shall not exceed ($1,600,000) or if such consolidated net loss occurs during any fiscal quarter other than the first fiscal quarter, such loss shall not exceed ($2,000,000); (b) the Borrower and its Subsidiaries will not incur a consolidated net loss for the first six months of such fiscal year, (c) the Borrower and its Subsidiaries shall earn a consolidated net profit of $447,000 for the first nine months of such fiscal year, and (d) the Borrower and its Subsidiaries shall earn a consolidated net profit of $4,078,000 in such fiscal year.

               SECTION 6.17. EBITDA. The Borrower and its Subsidiaries will not permit EBITDA for each quarter ending on the dates set forth below to be less than the amounts set forth opposite such dates:

--------------------------------------------------------------------------------
Fiscal Quarter Ending                              EBITDA
--------------------------------------------------------------------------------
February 28, 1998                                  $4,700,000
--------------------------------------------------------------------------------
May 30, 1998                                       ($1,800,000)
--------------------------------------------------------------------------------

               SECTION   6.18.   Cumulative   EBITDA.   The   Borrower  and  its
Subsidiaries will not permit Cumulative EBITDA on the dates set forth below to be less than the amounts set forth opposite such dates:

--------------------------------------------------------------------------------
Fiscal Quarter Ending                              Cumulative EBITDA
--------------------------------------------------------------------------------
August 29, 1998                                    $3,100,000
--------------------------------------------------------------------------------
November 28, 1998                                  $5,640,000
--------------------------------------------------------------------------------
February 27, 1999 and on the last day of           $14,400,000
each quarter thereafter
--------------------------------------------------------------------------------

               SECTION 6.19. Capital Expenditures. The Borrower will not permit Capital Expenditures for the term of the Loans to exceed $6,000,000.

                                   ARTICLE VII

                                Events of Default

               SECTION 7.01. Capital Expenditures. If any of the following events ("Events of Default") shall occur:

               (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

               (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
        (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable;

               (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made;

               (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of the Borrower), 5.09, 5.13 or 5.14 or in Article VI;

               (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days;

               (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

               (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

               (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

               (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
        (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

               (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

               (k) one or more judgments for the payment of money in an aggregate amount in excess of $750,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

               (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $750,000 in any year;

               (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by the Borrower not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of the Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (iii) pursuant to the terms of such Security Document;

               (n) a Change in Control shall occur;

               (o) if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

               (p) if the Borrower shall breach any of the material terms or conditions of any Hedging Agreement with any of the Lenders and such breach shall continue beyond any grace period, if any, relating thereto pursuant to its terms;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                                    The Agent

               Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

               The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

               The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Agent shall not be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document,
(ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

               The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

               The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

               Subject to the appointment and acceptance of a successor the Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor

Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

               Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

               SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (a) if to the Borrower, to it at One Whitehall Street, New York, New York, 10004-2109, Attention of Ms. Catherine K. Jessup (Telecopy No. 212-376-0621) with a copy to Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022 (Telecopy No. 212-821-8111 (after May 30, 1998 to 787 Seventh Avenue, New York, New York 10019-6099 (Telecopy No. 212-728-8111), Attention of William Hiller, Esq.;

               (b) if to the Agent, to The Chase Manhattan Bank, 1 Pierrepont Plaza, 16th Floor, Brooklyn, New York, 11201-2791, Attention of Mr. Christopher Murtha and Regional Manager (Telecopy No. 718-403-6598), with a copy to Zalkin, Rodin & Goodman LLP, 750 Third Avenue, 27th Floor, New York, New York, 10017-2771, Attention of Mark F. Liscio, Esq. (Telecopy No. 212-682-6331); provided that after June 12, 1998, notices shall be delivered to the Agent at 4 Metrotech Center, 22nd Floor, Brooklyn, New York, 11245.

               (c) if to the Issuing Bank, to it at the address provided in paragraph (b) above;

               (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

               SECTION 9.02. Waivers; Ammendments. (a) No failure or delay by the Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

               (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Borrower that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled Revolving Maturity Date or Term Loan Maturity Date, or reduce the amount of, waive or excuse any payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release any Subsidiary (to the extent such Subsidiary is a Guarantor hereunder) from its Guarantee hereunder, or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or any substantial part of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class or; provided further that
(A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent, or the Issuing Bank without the prior written consent of the Agent, or the Issuing Bank, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Loan Lenders) or the Term Loan Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and requisite percentage in interest of the affected Class of Lenders.

               SECTION 9.03. Expenses; Indemnity; Damage Waiver.(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

               (b) The Borrower shall indemnify the Agent,  the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Financing Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

               (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent or the Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

               (d) To the extent permitted by applicable law, the Borrower shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Financing Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

               (e) All amounts due under this Section shall be payable promptly after written demand therefore.

               SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

               (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 and, after giving effect thereto, the assigning Lender shall retain Commitments and Loans aggregating at least $5,000,000, in each case unless the Agent and the Borrower otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

               (c) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

               (e) Any Lender may, without the consent of the Borrower, the Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15,
2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section but the aggregate amount payable by the Borrower to the Lender selling the participation and the Participant shall not exceed the amount which would otherwise be payable in the absence of the participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.


               (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

               (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

               SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

               SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

               SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

               SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

               SECTION 9.09. Governing Law; Jurisduction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

               (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

               (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

               SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE FINANCING
TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

               SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

               SECTION 9.12. Confidentiality. Each of the Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower provided the Agent, the Issuing Bank or any Lender does not have actual knowledge that such source is in breach of any confidentiality agreement with the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower or its agents relating to the Borrower or its business, other than any such information that is available to the Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided the Agent, the Issuing Bank or any Lender does not have actual knowledge that such source is in breach of any confidentiality agreement with the Borrower. The Agent, the Issuing Bank and each Lender each agrees that neither it nor its affiliates will use any Information in connection with the performance by it of services for companies other than the Borrower and its Subsidiaries.

               SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                THE TOPPS COMPANY, INC.

                                                By:_________________________
                                                   Name:
                                                   Title:

                                                THE CHASE MANHATTAN BANK,
                                                individually and as Agent,

                                                By:_________________________
                                                   Name:
                                                   Title:

                                  SCHEDULE 2.01

                                   COMMITMENTS

                              Term Loan Commitment

                            The Chase Manhattan Bank
                                   $24,950,000

                              Revolving Commitment
                      The Chase Manhattan Bank $ 9,450,000

                                  SCHEDULE 3.05
                                  REAL PROPERTY


Office and warehouse
401 York Avenue                                                        Leased
Duryea, PA 18642

Manufacturing plant
50 Poplar Street                                                       Owned
Scranton, PA 18509

Manufacturing plant and office*
Innishmore                                                             Owned
Ballincollig
County Cork
Republic of Ireland

Executive offices
1 Whitehall St.                                                        Leased
New York, NY  10004

Office and warehouse
18 Vincent Avenue                                                      Leased
Crownhill, Milton Keynes
United Kingdom MK8 OAW

Office
5409 Eglinton Avenue West                                              Leased
Suite 210
Etobicoke, Ontario
Canada M9C 5K6

Office
Rua Carmo do Rio Verda                                                 Leased
241-Cj. 41
CEP 04729-010
Santo Amaro
Sao Paulo SP, Brazil

*Topps Ireland has signed a contract to sell this property and lease back a small portion for office space.

Office
Sinclair 3139                                                          Leased
2nd Floor "A"
1425 - Capital Federal
Argentina

Office
Alborado 136, 9 Piso                                                   Leased
Col. Parques del Pedregal
Mexico D.F., 14010
Mexico

Office
Via Villoresi 13,                                                      Leased
20143 Milano, Italy

                        SCHEDULE 3.06 - DISCLOSED MATTERS

          1. In August 1996, the Company was named a defendant in a class action in the United States District Court for the Eastern District of New York (the "Court") entitled Sullivan, et. al. v. The Topps Company, Inc. No. CV-96-3779 (EDNY) (the "Action"). The Action alleged, among other things, that the Company violated the federal Racketeer Influenced and Corrupt Organizations Act by its practice of selling sports and entertainment cards with randomly-inserted "insert" cards, in violation of state and federal anti-gambling statutes. Each of the Company's principal competitors, as well as several of its principal licensors, was separately sued in its home state for employing or participating in, the same or similar practices. The Action sought treble damages and attorneys' fees on behalf of all purchasers of packs of cards potentially including "insert" cards over a four-year period. On August 21, 1997, the Court entered a judgment granting the Company's motion to dismiss the complaint with prejudice. The plaintiffs have filed a Motion to Alter, Amend and Vacate Judgment and for Leave to File Amended Complaint. The Company has opposed the motion.

          2. The Company has the following collective bargaining agreements:

             A. Certain  employees at the Scranton,  Pennsylvania  manufacturing facility are covered under a Collective Bargaining Agreement between Borrower and Teamsters Local Union No. 229.

             B. Topps  Ireland  Limited  has  agreements  in  effect  with   the
                following unions:

                    a) Services Industrial Professional Technical Union
                    b) Amalgamated Engineering and Electrical Union
                    c) Technical Engineering and Electrical Union

                                  Schedule 3.12

                                THE TOPPS COMPANY
              SUBSIDIARIES, AFFILIATES and CONTROLLED CORPORATIONS


                                                          JURISDICTION OF            % OF
NAME                                STATUS                INCORPORATION              OWNERSHIP           BUSINESS
Topps Comics, Inc.                 inactive               Delaware                   100%                Publishing
Bowman Gum, Inc.                   inactive               Delaware                   100%                -
Goudey Gum, Inc.                   inactive               Delaware                   100%                -
Topps International, Inc.          inactive               New York                   100%                -
Topps Ireland Limited              active                 Ireland                    100%                Sales-confectionery
Topps Distributors, Ltd.           inactive               Ireland                    100%                -
Sweetco Limited                    active                 Ireland                    100%                Sales-gum
Topps Sales Company, Inc.          active                 Barbados                   100%                Commissioned Broker
Topps Canada, Inc.                 active                 Canada                     100%                Wholesaler
Topps Europe Limited               active                 U.K.                       100%                Publishing
Merlin Marketing Services, Ltd.    inactive               U.K.                       100%                -
Merlin Publishing Limited          active                 U.K.                       100%                Publishing
Square Circle Limited              inactive               U.K.                       100%                -
Merlin Holdings, Inc.              inactive               Delaware                   100%                -
Merlin Editions, Inc.              inactive               Delaware                   100%                -
Editions Merlin SARL               inactive               France                     100%                Publishing
Topps Italia S.R.L.                active                 Italy                      100%                Publishing
Merlin Publishing BV               inactive               Netherlands                100%                Publishing
Merlin Publishing SL               inactive               Spain                      100%                Publishing
Topps International Holding, Inc.  active                 Delaware                   100%                Holding Company
Topps Mexico S.A. de C.V.          active                 Mexico                     100%                Sales-confectionery
Topps Brasil Ltda.                 active                 Brazil                     100%                Sales-confectionery
Topps Argentina S.A.               active                 Argentina                  100%                Sales-confectionery
Servmex S.A. de C.V.               active                 Mexico                     100%                Management company
Topps Latin America S.A.           active                 Uruguary                   100%                Sales-confectionery

                                  SCHEDULE 3.13
                                    INSURANCE

                         TOPPS EUROPE INSURANCE POLICIES

TYPE OF INSURANCE                               UNDERWRITER

Combined Property/Liability                     Commercial Union Assurance Co.
     includes:- Property Damage
                Business Interruption
                Employers Liability
                Public/Products Liability
                Money
                Fidelity
                Personal Accident

Travel                                          ITT London and Edinburgh

Computer                                        National Vulcan

Motor Fleet                                     Eagle Star

Uninsured Loss Recovery                         Hambro Legal Protection

Legal Expenses                                  Hambro Legal Protection

Directors and Officers                          Chubb Insurance Europe

Marine Cargo                                    Maritime


                         TOPPS ITALIA INSURANCE POLICIES

Property - Fire, Theft                          Gan Italia

Managing Director Legal Responsibility          Gan Italia

Employees Accident Insurance                    Gan Italia

Car Insurance                                   Vittoria

MD Health Insurance                             Assicassa

Retired Pension Insurance                       Gan Italia

                       IRELAND LIMITED INSURANCE POLICIES


TYPE                                              UNDERWRITER

Curtain Bond                                      Hibernian

Employer's Liability                              Royal Sun Alliance

Private Car                                       Hibernian

Forklifts                                         Hibernian

Contingent Motor                                  Hibernian

Fidelity Guarantee                                Royal Sun Alliance

Engineering (Plant)                               Hibernian

Business Travel                                   Lloyd

Property Damage                                   Chubb

Business Interruption                             Chubb

Money                                             Chubb

Public/Products Liability                         Chubb

                                  SCHEDULE 5.04
                                MATERIAL LICENSES


          1. Agreement dated July 25, 1995 between Borrower and NBA Properties, Inc. as amended from time to time.

          2. Agreement dated May 19, 1997 between Borrower and National Football League Properties, Inc. as amended from time to time; Agreement dated June 18, 1997 between Borrower and NFL Players Association as amended from time to time.

          3. Individual licenses with Major League Baseball Players pursuant to Borrower's standard form of Baseball Player's Picture License Agreement of various dates. Agreement dated January 1, 1969 between Borrower and Major League Baseball Properties as amended from time to time.

          4. Agreement dated August 3, 1994 between Borrower and Premier League Soccer as amended from time to time.

                                  SCHEDULE 6.01
                              EXISTING INDEBTEDNESS


          1. Topps Ireland Limited ("TIL") has various credit facilities pursuant to an agreement dated July 9, 1997 with Ulster Bank ("Ulster"). They are as follows:

                    a) Overdraft facility up to 500,000 Irish pounds.

                    b) Letter of credit  facility  of up to  $3,450,000  million
                       (U.S.).

                    c) 70,000  Irish  pound  guarantee  to  the   Department  of
                       Agriculture.

                    d) 20,000  Swiss  Franc  guarantee  to Messrs.  Gordernd  in respect of the importation of goods into Switzerland.

                    e) 2,000,000 Irish pound forward currency hedging  facility.
                       The Company may have up to 20 million Irish pounds in currency contracts open at any time.

                    f) 58,000  Sterling pound  guarantee in favor of VAG Finance
                       Limited.

          The documentation relating to these facilities includes a negative pledge in respect of the assets of TIL.

          2. 1,500,000 British pounds available under the Bank of Scotland credit facility.

                                  SCHEDULE 6.02
                                 EXISTING LIENS


          Lien in favor of IBM Corp. as set forth in the attached financing statement.

          Lien in favor of Paula Ann Cockrell as set forth on the attached Judgment & Lien Report.

                                  SCHEDULE 6.04
                              EXISTING INVESTMENTS


          1. Investments in subsidiaries listed on Schedule 3.12

                                  SCHEDULE 6.09
                              EXISTING RESTRICTIONS



          1. Negative pledge of the assets of TIL contained within Ulster Bank Credit Agreement referred to in Schedule 6.01.

                                                                       EXHIBIT A
                                                                          to the
                                                                Credit Agreement


                            ASSIGNMENT AND ACCEPTANCE
                             Dated: __________, ____

               Reference is made to the Credit Agreement, dated as of May 11, 1998 (as amended, amended and restated, supplemented, modified and in effect from time to time, the "Credit Agreement"), among THE TOPPS COMPANY, INC., a Delaware corporation (the "Borrower"), the Lenders party thereto (together with their successors and assigns, the "Lenders"), and THE CHASE MANHATTAN BANK, as agent (in such capacity, the "Agent") for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance between the Assignor (as set forth on Schedule I hereto and made a part hereof) and the Assignee (as set forth on Schedule I hereto and made a part hereof) is dated as of the Assignment Effective Date (as set forth on Schedule I hereto and made a part hereof).

               The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Assignment Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Credit Agreement respecting those, and only those, credit facilities contained in the Credit Agreement as are set forth on Schedule I hereto (the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule I hereto.

               The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other of the Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; [and] (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto; [and
(iii) attaches the Note(s) (representing the Revolving Loan(s) and/or Term Loan(s) held by it, singularly or collectively, the "Notes(s)") held by it evidencing the Assigned Facilities and requests that the Agent exchange such Note(s) for a new Note or Notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility) and a new Note or Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Assignment Effective Date)].

               The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and that it is an Eligible Assignee; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor, any other Lender or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

               Following the execution of this Assignment and Acceptance, it will be delivered to the Agent, together with a processing and recordation fee of $3,500 for acceptance by it and recording by the Agent pursuant to Section 9.04(b) of the Credit Agreement, effective as of the Assignment Effective Date (which Assignment Effective Date shall be, unless otherwise agreed to by the Agent, at least five Business Days after the execution of this Assignment and Acceptance).

               Upon such acceptance and recording, from and after the Assignment Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Assignment Effective Date or accrue subsequent to the Assignment Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments for periods prior to the Assignment Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

               From and after the Assignment Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in (x) this Assignment and Acceptance and (y) Section 9.04 of the Credit Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof, and (ii) the Assignor shall, to the extent provided in (x) this Assignment and Acceptance and (y) Section 9.04 of the Credit Agreement, relinquish its rights and be released from its obligations under the Credit Agreement; provided, that Assignor hereby represents and warrants that the restrictions set forth in Section 9.04(b) of the Credit Agreement pertaining to the minimum amount of assignments have been satisfied.

               This Assignment and Acceptance shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles and by federal law to the extent applicable.

               IN  WITNESS   WHEREOF,   the  parties  hereto  have  caused  this
Assignment and Acceptance to be executed by their respective duly authorized officers on Schedule I hereto.

                     Schedule I to Assignment and Acceptance
              Respecting the Credit Agreement, dated as of May 11,
              1998, among The Topps Company, Inc., the Lenders party thereto, together with their successors and assigns and The Chase Manhattan Bank, as Agent


Legal Name of Assignor:

Legal Name of Assignee:

Assignment Effective Date:

                             Principal New Term Loan Amount
                                      Assigned:                     $___________

                             Principal New Term Loan Amount
                                      Retained:                     $___________

                             Principal Revolving Credit Commitment
                                      Amount Assigned               $___________

                                      Revolving Credit Commitment
                                             Percentage Assigned:
                                                                     __________%

                                      Principal Revolving Credit
                                              Commitment Amount
                                              Retained:
                                                                    $___________

Revolving Credit Commitment Percentage Retained: __________%

                                      Face Amount of Pre-Petition
                                            Letters of Credit
                                            Assigned:
                                                                    $___________

                                      Face Amount of Pre-Petition
                                            Letters of Credit
                                            Retained:
                                                                    $___________

ACCEPTED:

THE CHASE MANHATTAN BANK,
                               as Agent
                                                      _________________________,
                               as Assignor

                By__________________________
                                                       By_______________________
                Name:
                                                       Name:
                Title:
                                                       Title:

                                                    ___________________________,
                                                    as Assignee

                                                    By__________________________
                                                    Name:
                                                    Title:

CONSENT OF THE BORROWER
to the extent that the assignee is not
an Eligible Assignee or as required
in Section 9.04(b)(ii) of the Credit
Agreement where such assignment
is not to a Lender or an Affiliate
of a Lender or is not an assignment
of the entire remaining amount of
the assigning Lender's Commitment
or Loan

THE TOPPS COMPANY, INC.


By____________________________
Name:
Title:

                                   EXHIBIT B-1
                                       TO
                                CREDIT AGREEMENT
                      FORM OF OPINION OF BORROWER'S COUNSEL

May 11, 1998


The Chase Manhattan Bank, as Agent
and each of the other Lenders party to
the Credit Agreement referenced below
One Pierrepont Plaza
Brooklyn, New York 11201-2791

         Re:      $34,400,000 Term Loan, Revolving Credit
                  and Letter of Credit Facilities among The
                  Topps Company, Inc., The Chase Manhattan
                  Bank, as Agent, and the other lenders
                  party
                  hereto__________________________________

Ladies and Gentlemen:

     We have acted as special counsel to The Topps Company, Inc., a Delaware corporation (the "Company"), in connection with (i) the Term Loan in the amount of $24,950,000 (the "Term Loan"), (ii) the Revolving Credit facility (inclusive of Letters of Credit) in the amount of $9,450,000 (the "Revolving Facility"), each being made available to the Company by you on this date pursuant to the Credit Agreement dated as of May 11, 1998 among you, the Lenders and the Company (the "Credit Agreement") and (iii) the other transactions contemplated under the Credit Agreement.

     This opinion is being delivered in accordance with the condition set forth in Section 4.01 of the Credit Agreement. All capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Credit Agreement.

     The terms "Actual Knowledge" and "Primary Lawyer Group" have the meanings provided in the Legal Opinion Accord of the ABA Section of Business law (1991) (the "Accord"), except the term "Primary Lawyer Group" shall also include Jack
H. Nusbaum. The above reference to the Accord is made solely with respect to such definitions and not for any other purpose.

     As such counsel, we have reviewed the following documents:

                  1.       the Credit Agreement;

                  2.       the Trademark Security Agreement;

                  3.       the Pledge Agreement,

                  4.       the Topps Guarantee Agreement; and

                  5.       the Financing Statements (as
                           hereinafter defined).

                  All the foregoing documents are collectively referred to hereinafter as the "Loan Documents."

     In connection with this opinion, we have made such examinations of law and inquiries of officers of the Company and have examined certificates of public officials, execution copies of the Loan Documents and such corporate documents and records of the Company and certificates of officers of the Company and such other documents as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. As to various questions of fact material to this opinion, we have relied upon the certifications, representations and warranties of officers and representatives of the Company and upon the representations and warranties of the Company set forth in the Loan Documents.

                (A) Based upon and subject to the foregoing, we are of the opinion that:

                1.   The   Company   is  a   corporation   duly
incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation and is in good standing in the State of New York (except the Company's biennial report is past due but the Company continues to be authorized to transact business in the State of New York) and the Commonwealth of Pennsylvania. The Company has the corporate power and authority to own its assets and conduct the businesses in which it is now engaged and has the corporate power and authority to enter into each of the Loan Documents and to perform its obligations thereunder.

                2. The execution, delivery and performance by the Company of the Loan Documents and the consummation and performance of the transactions contemplated thereby have been approved by all necessary corporate and stockholder action on the part of the Company. Each of the Loan Documents has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

                3. Neither the execution or delivery of, nor performance by the Company of its obligations under, the Loan Documents does or will conflict with, violate or constitute a breach of the charter or bylaws of the Company.

                4. To the Actual Knowledge of the Primary Lawyer Group, there except as disclosed in the Credit Agreement, there is no pending or threatened action, suit, investigation or proceeding, before or by any court, governmental department, commission, board, bureau, instrumentality, agency or arbitral authority, which calls into question the validity or enforceability of any of the Loan Documents or the titles to their respective offices or authority of any officers of the Company or which, if determined adversely to the Company or its Subsidiaries would have a Material Adverse Effect on the financial condition of the Company and its Subsidiaries on a consolidated basis or the ability of the Company to perform its obligations under the Loan Documents.

                5. Assuming the proceeds of the Loans are used in compliance with the provisions of the Credit Agreement, the making of the Loans and use of the proceeds thereof contemplated by the Loan Documents and the pledge of and granting of security interests in collateral contemplated by the Loan Documents will not violate any New York or Federal law, including Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                6. The Company is not (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended or (ii) a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                7. The provisions of the Pledge Agreement are effective to create in favor of the Agent for the benefit of the Lenders a legal, valid and enforceable security interest in all right, title and interest of the Company in the Collateral referred to therein. So long as the Agent has possession in the State of New York of (i) the certificates evidencing the Pledged Shares and (ii) the Intercompany Notes, has acquired the security interest therein in good faith and without notice of any adverse claim and value has been given by the Lenders to the Company, such security interest will be perfected and will be free of any "adverse claim" (as defined in Section 8-102 of the New York Uniform Commercial Code (the "NYUCC")) with the rights of a "protected purchaser" (as defined in
Section 8-303 of the NYUCC and which term includes, pursuant to the definition of the terms "purchase" and "purchaser" in Section 1-201 of the NYUCC, a holder, such as the Agent for the benefit of the Lenders, of a security interest).

                8. The provisions of the Trademark Security Agreement are effective to create in favor of the Agent for the benefit of the Lenders a legal, valid and enforceable security interest in all right, title and interest of the Grantor party thereto in the Trademark Collateral referred to therein.

The filing of the Trademark Security Agreement in the United States Patent and Trademark Office will result in the perfection of the Liens which have been created and granted pursuant to the Trademark Security Agreement. To the Actual Knowledge of the Primary Lawyer Group there are no Liens on the Collateral subject to the Trademark Security Agreement except for liens permitted under the Credit Agreement and the Liens in favor of you expressly created pursuant to the Loan Documents.

                9. Neither the execution or delivery of, nor performance by the Company of its obligations under, the Loan Documents (a) to the Actual
Knowledge of the Primary Lawyer Group, does or will violate or constitute a breach of any material contract, agreement, indenture, lease, instrument, other document, judgment, writ, determination, order or decree to which the Company is a party or by which the Company or any of its properties is bound or (b) does or will violate any law, rules or regulations applicable to the Company or (c) to the Actual Knowledge of the Primary Lawyer Group, does or will result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties of the Company, except for liens permitted under the Credit Agreement and the Liens in favor of you expressly created pursuant to the Loan Documents.

                10. Neither the execution or delivery of, nor performance by the Company of its obligations under, the Loan Documents requires the prior approval, consent, waiver, permission or authorization of, notice to or registration or filing with any court or New York or Federal governmental authority, except for filings expressly contemplated by the Loan Documents
(which have been made), the filing of Uniform Commercial Code financing statements (the "Financing Statements") and future filings, if any, required to continue the perfection of security interests perfected by the Financing Statements or to perfect any security interests in proceeds of collateral.

                11. The Company is not subject to any charter or bylaw provision which restricts, limits, or prohibits payment of the Term Loan or advances made or reimbursement obligations arising under the Revolving Facility or performance of any of the obligations pursuant to the terms of the Loan Documents.

                (B)  The opinions expressed herein, however,
                           are subject to the following:

                1. We are members of the Bar of the State of New York and do not purport to be experts in the laws of jurisdictions other than the State of
New York, the General Corporation Law of the State of Delaware and the Federal laws of the United Sates of America and we do not express any opinion as to the laws of any jurisdiction other than the present laws of the State of New York, the General Corporation Law of the State of Delaware and Federal laws of the United States, in each case of the type specifically applicable to transactions of the type contemplated by the Loan Documents and the present judicial interpretations thereof and to the facts as they presently exist.

                2. The opinions set forth in Paragraph A, insofar as they relate to the enforceability of the Loan Documents, are subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting or limiting the enforcement of creditors' rights generally and to equitable principles affecting the availability of equitable relief (regardless of whether enforcement is considered in a proceeding in equity or at law), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Such principles of equity are of general application, and in applying such principles, a court, among other things, might not allow a creditor to accelerate the maturity of a debt for an immaterial default. Such principles applied by a court might include a requirement that a creditor act with reasonableness and good faith. Such requirement might be applied, for example, to any provision of the Loan Documents purporting to authorize conclusive determinations by any Lender or the Agent. Insofar as provisions contained in the Loan Documents provide for indemnification, the enforcement thereof may be limited by public policy considerations.

                3. A partner of this firm, Jack R. Nusbaum, is a member of the Board of Directors of the Company.

                4. We have made no independent investigations except as specifically set forth herein.

                5. We express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender or the Agent (or any assignee of any of the rights and/or obligations of any Lender or the Agent under the Loan Documents) may be located or wherein enforcement of the Loan Documents may be sought which limits the rates of interest legally chargeable or collectible.

                6. We express no opinion as to (i) whether a federal or state court outside of the State of New York would give effect to the choice of New York law provided for in the Loan Documents, (ii) sections of the Loan Documents insofar as such sections relate to the subject matter jurisdiction of the courts specified therein to adjudicate any controversy related to the Loan Documents,
(iii) sections of the Loan Documents insofar as such sections relate to the waiver of trial by jury, (iv) the waiver of defenses and the waiver of objection to venue set forth in the Loan Documents with respect to proceedings in the courts specified therein or (v) the enforceability of any provision of the Loan Documents that purports to define acts that will constitute a commercially reasonable disposition of collateral.

                7. We express no opinion as to the effect of any Federal or state fraudulent transfer or preferential transfer law, including Sections 547 or 548 of the Bankruptcy Reform Act, as amended, on the opinions set forth in paragraphs 2 and 5 of the Part A or as to the enforceability of any guarantee agreement provided pursuant to Section 5.14 of the Credit Agreement.

                8. We have made no examination of and express no opinion as to (i) the ownership of any Collateral described in the Loan Documents or any other matters affecting title or (ii) the priority of any Lien purported to be created by any Loan Documents (except as otherwise expressly noted in paragraph 7 of Part A above).

                9.  Our   opinions    contained   herein   are rendered  solely
for your information in connection with the transactions contemplated under the Loan Documents and may not be relied upon in any manner by any other person, entity or agency, or by you for any other purpose. Our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever, or furnished to any other person, entity or agency, except as may be required by you by applicable law or regulation or request of regulatory agencies to which you are subjects. We further advise you that we are not assuming any obligation to notify the Agent or the Lenders of any changes in this opinion as a result of any facts that may come to our attention in the future which may cause a change in this opinion, including any action necessary to maintain perfection of the security interest referred to in paragraphs 7 or 8 of Part A above.

                10.  This   opinion   is   limited  to  matters expressly  set
forth herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

                                                  Very truly yours,

                                   EXHIBIT B-2
                                       TO
                                CREDIT AGREEMENT
                   FORM OF OPINION OF BORROWER'S U.K. COUNSEL


                                                                     11 May 1998

                                 CONFORMED COPY


The Chase Manhattan Bank, as Agent and
Each of the Lenders party to the Credit Agreement
Referenced Below.
One Pierrepont Plaza
Brooklyn
NY 11201-2791
USA




Dear Sirs

Re: US$34,400,000 Term Loan, Revolving Credit Facility and Letter of Credit amongst The Chase Manhattan Bank, as Agent, the Lenders party thereto and The Topps Company, Inc.

1. We have been instructed to opine on certain specific matters concerning Topps Europe Limited ("Topps Europe") as English legal advisers to The Topps Company, Inc. ("Topps") in connection with a Credit Agreement (the "Credit Agreement") of 11 May 1998 and expressed to be between Topps and The Chase
            Manhattan Bank (the "Agent") for each of the lenders (the "Lenders") now or hereafter party to the Credit Agreement. We have taken instructions solely from Topps in respect of this matter. We understand that the Agent proposes to take a pledge (the "Pledge") to be governed by New York law over certain shares in Topps Europe. We have not advised Topps, the Lenders, the Agent or any other person on the terms and we express no opinion on the effect (if any) or the enforceability (or otherwise) of the Pledge (whether under English Law or under the laws of any other country) nor on whether the Pledge creates security or is an appropriate form of taking security over shares in a company incorporated in England.

2.          For the purposes of this opinion, we have examined:

            2.1 the entries shown on the microfiche (obtained by us from Companies House, London, on 11 May 1998) of the memorandum and articles of association and the files of Topps Europe maintained at Companies House ("the Microfiche"); and

            2.2        the Share  Register (as  referred to in  paragraph  6.3
                       below).

3. This opinion is limited to English law as applied by the English courts at the date hereof and is given on the basis that it will be governed by and construed in accordance with English law. We have made no investigation of, and express no opinion as to, any laws other than the law of England. In particular we understand that the Pledge and the Credit Agreement are expressed to be governed by the laws of the State of New York.

4. This opinion is being delivered in accordance with the condition in section 4.01(b) of the Credit Agreement. We would draw your attention to the fact that we have not reviewed the Credit
            Agreement or any amendments, supplements or exhibits thereof. We have assumed that there is nothing in the Credit Agreement which would be relevant to, or which would otherwise affect the opinions which we express in this letter.

5. We would also draw your attention to the fact that we have not reviewed the Pledge or any amendments, supplements or exhibits thereof. We have assumed that there is nothing in the Pledge which would be relevant to, or which would otherwise affect the opinions which we express in this letter.

ASSUMPTIONS

6.          For the purposes of this opinion we have assumed the following:

            6.1 both Topps and the Agent are duly incorporated and validly existing under the laws of the jurisdiction of their incorporation and the Pledge has been validly authorised, executed and delivered by both Topps and the Lender and the entry into and performance of the Pledge are within the capacity and powers of both Topps and the Lender;

            6.2        all  factual   statements   made  in  the   Secretary's
                       Certificate,   attached   hereto  as  Schedule  1  (the
                       "Secretary's Certificate"), are true and correct;

            6.3        the  share   register  of  Topps   Europe  (the  "Share
                       Register") is true and correct;

            6.4 the information on the Microfiche is accurate and it should be noted that we have made no investigation into whether all necessary documents have been filed by Topps Europe or whether the register maintained by the Registrar in respect of Topps Europe correctly records all such information and consequently it should be noted that such information could be incomplete or incorrect;

            6.5        the searches and  enquiries  referred to in  paragraphs
                       7.5 and 7.6 below were accurate and complete and disclosed all information which is material for the purposes of this opinion; it should be noted, however, that searches at the Companies Registry are not capable of revealing whether or not a winding up petition or a petition for an administration order has been presented; notice of a winding up order made or resolution passed, or administration order made, or a receiver or administrative receiver appointed may not be filed at the Companies Registry immediately; also, the results of oral telephone enquiries of the Central Index of Winding Up Petitions have been found to be unreliable.

OPINION

7. Subject to the foregoing assumptions and subject to the reservations mentioned in paragraph 8 below and to any matters not disclosed to us, we are of the opinion, based upon our examination of the documents referred to above, that:

            7.1        Topps  Europe  is  a  company  duly   incorporated  and
                       validly existing in England under the Companies Act 1985 under the registered number 2331336;

            7.2 based solely upon an examination on the date hereof of Topps Europe's Share Register and the Secretary's
                       Certificate:

                       o the present issued share capital of Topps Europe consists of 178,571 Ordinary Shares of US$0.01 and 178,571 Deferred Shares of Br Pds 1 each, in each case, fully paid or credited as fully paid;

                       o all of such Ordinary Shares and Deferred Shares are registered in the name of Topps;

            7.3 under the articles of association of Topps Europe the holders of Deferred Shares are only entitled to participate in the assets of Topps Europe after the holders of every other class of shares in the capital of Topps Europe shall have received on a return of assets on liquidation or otherwise the sum of Br pds 1 million in respect of each share (other than Deferred Shares) held by them;

            7.4 under the articles of association of Topps Europe none of the Deferred Shares carry any right to receive notice of or attend and vote at any general meeting of Topps Europe;

            7.5 entries shown on the Microfiche (obtained by us from Companies House, London on 11 May 1998) revealed no order or resolution for the winding up of Topps Europe, no interim or final administration order in relation to Topps Europe and no notice of the appointment of a receiver, administrative receiver or administrator of Topps Europe or its assets;

            7.6 telephone enquiries of the Central Index of Winding Up Petitions made on 11 May 1998 did not reveal that any petition for the winding up or administration of Topps Europe had been presented;

            7.7 subject to the same being duly completed and signed by or on behalf of the person who as transferor is named in the Share Register as the registered holder of a share or shares in the issued share capital of Topps Europe, to it being duly stamped and the provisions of Article 9 of the Articles of
                       Association of Topps Europe in the form referred to in paragraph 2 of the Secretary's Certificate otherwise being complied with, a stock transfer form in the form attached hereto as Schedule 2 is effective, upon registration in the Share Register, to transfer such share or shares to the person named as the transferee on such stock transfer form and entered in the Share Register.

RESERVATIONS

8.
            8.1        No  opinion  is   expressed  in  relation  to  any  tax
                       consequences    arising   out   of   any   transactions
                       contemplated herein.

            8.2 We have assumed that there will be no changes in the matters relevant for the purposes of this opinion after the date of this opinion.

            8.3 No opinion is expressed as to whether the Pledge is capable of registration with the Registrar of Companies, whether the Pledge should be so registered or as to the consequences of non-registration within the applicable time-limit. We would, however, draw your  attention  to section  409 of the  Companies  Act
                       1985 which provides that a charge created by a company incorporated outside Great Britain which has an established place of business in England and Wales on property situate in England and Wales (which would include shares in Topps Europe) will be void as against a liquidator, administrator or any creditor of the company unless it is presented to the Registrar of Companies, together with the prescribed particulars, within 21 days of its creation. We have not been instructed to register the Pledge.

            8.4 No opinion is expressed as to the capacity in which Topps holds the Shares.

            8.5 No opinion is expressed as to the priority of any security interest which may be created by the Pledge.

            8.6 We would point out that, notwithstanding the choice of law contained in the Pledge (which we understand to be New York law), an English court will give effect to mandatory provisions of the English law in relation to the Pledge and that, in particular, the Pledge may be subject to any laws from time to time in effect relating to bankruptcy, insolvency, administration, liquidation, reorganisation, court schemes, moratorium, the doctrine of frustration and any other laws or other legal procedures affecting generally the enforcement of security or of creditors' rights.

DISCLOSURE

9. This opinion is addressed to you solely for your own use and benefit in connection with the Credit Agreement and is neither to be transmitted to any other person, nor relied upon by and other person or for any other purpose, nor quoted or referred to in any public document nor filed with any government agency or other person, without our prior written consent.

Yours faithfully,



SIMMONS & SIMMONS

                                    EXHIBIT C
                                       TO
                                CREDIT AGREEMENT

                             PERFECTION CERTIFICATE


     The undersigned,  being the Vice President - Chief Financial Officer of THE

TOPPS COMPANY,  INC., a Delaware  corporation (the "Borrower"),  pursuant to the requirements of Sec 4.01(f)(iv) of the Credit Agreement (the "Credit Agreement")

of even date herewith by and between the Borrower,  THE CHASE MANHATTAN BANK, as

Agent (the "Agent") and the lenders party thereto,  hereby certifies as follows:

A. Set forth on Exhibit A are the results of the search of the Uniform Code filings made with respect to the Borrower in the following jurisdictions:

                               1.    Secretary of State, New York
                               2.    City Register, New York County, New York
                               3.    City Register, New York County, New York
                               4.    County Clerk, New York County, New York
                               5.    Central Filing Office, Pennsylvania
                               6.    County of Luzerne, Pennsylvania

B. Set forth on Exhibit B are the results of the search of the United States Patent and Trademark Office with respect to the Borrower's intellectual property.

C. This certificate is being given in the corporate and not the personal capacity of the undersigned.


         Dated:      May 11, 1998


                                           THE TOPPS COMPANY, INC.


                                           By:_____________________________
                                                Title: Vice President -
                                                        Chief Financial Officer

                                                                       EXHIBIT D
                                                         TO THE CREDIT AGREEMENT


                            FORM OF PLEDGE AGREEMENT


          PLEDGE AGREEMENT dated as of May 11, 1998 between THE TOPPS COMPANY, INC., a Delaware corporation (the "Pledgor") and THE CHASE MANHATTAN BANK, as agent (in such capacity, the "Agent") for the lenders (the "Lenders") from time to time parties to the Credit Agreement dated as of May 11, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Pledgor, the Lenders and the Agent.

          W I T N E S S E T H:WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and other extensions of credit (collectively, the "Extensions of Credit") to the Pledgor upon the terms and subject to the conditions set forth therein and (b) one or more Lenders or affiliates of Lenders may from time to time enter into Hedging Agreements (as defined in the Credit Agreement) with the Pledgor;

          WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Pledgor to make valuable transfers to certain of its Subsidiaries (as defined in the Credit Agreement) in connection with the operation of their respective businesses, which transfers are evidenced by Intercompany Notes (as defined in the Credit Agreement);

          WHEREAS, the Pledgor and such Subsidiaries are engaged in related businesses and the Pledgor and such Subsidiaries will derive substantial direct and indirect benefit from the making of the Extensions of Credit;

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Pledgor under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Agent for the ratable benefit of the Lenders; and

          WHEREAS, Pledgor is the legal and beneficial owner of (a) the shares of stock of Topps Europe Limited, a company registered in England under number 2331336 (the "Issuer") described on Schedule I hereto (the "Pledged Shares"), which Pledged Shares constitute the percentage of all the issued and outstanding shares of capital stock of the Issuer identified on such Schedule I, and (b) the indebtedness evidenced by the Intercompany Notes more fully described on
Schedule II and the  indebtedness  described  from time to time on amendments to
Schedule II hereafter delivered to the Agent in accordance with the terms of the Credit Agreement (collectively, the "Pledged Debt");

          NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement, the Pledgor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

             1.         Defined Terms.

             (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

             (b) References to "Lenders" in this Pledge Agreement shall be deemed to include affiliates of Lenders that may from time to time enter into Hedging Agreements with the Pledgor.

             (c) The words "hereof," "herein," and "hereunder" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section references are to Sections of this Pledge Agreement unless otherwise specified.

             (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

             2.         Grant of Security.

             (a) Subject to the provisions of subparagraph (b) hereof, the Pledgor hereby transfers, assigns and pledges to the Agent for the ratable benefit of the Lenders, and hereby grants to the Agent for the ratable benefit of the Lenders, a security interest in, the following, whether now owned or existing or hereafter acquired or existing (collectively, the "Collateral"):

                                       (i)         the  Pledged  Shares  and the
                        certificates representing the Pledged Shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

                                       (ii)        the  Pledged   Debt  and  the
                        instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt; and

                                       (iii)             to   the   extent   not
                        covered by clauses (i) and (ii) above, respectively, all proceeds or any or all of the foregoing Collateral. For purposes of this Pledge Agreement, the term "proceeds" includes whatever is receivable or received
                        when  Collateral  or  proceeds  are   sold,  exchanged,
                        collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes,
                        without  limitation,   proceeds  of any  indemnity  or
                        guaranty payable to the Pledgor or the Agent from time to time with respect to any of the Collateral.

             (b) Notwithstanding any other provision of this Pledge Agreement, at no time shall the aggregate Pledged Shares hereunder comprise more than 65% of the outstanding ordinary shares of the Issuer, and the Agent shall release, upon the request of the Pledgor, any shares of Pledged Shares in the event and to the extent such Pledged Shares shall represent in excess of such amount.

             3. Security for Obligations. This Pledge Agreement secures the payment of all Obligations of the Pledgor. Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by the Pledgor to the Agent or the Lenders under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involved the Pledgor.

             4. Delivery of the Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. The Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and without notice to the Pledgor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Shares.

             5. Representations and Warranties. The Pledgor represents and warrants as follows:

             (a) The Pledged Shares set forth on Schedule I hereto represent on the date hereof the percentage of all the issued and outstanding capital stock of the Issuer thereof as identified on Schedule I.

             (b) The Pledgor is the legal and beneficial owner of the Collateral, as indicated on Schedule I and Schedule II, pledged or assigned by the Pledgor hereunder free and clear of any Lien, except for the Lien created by this Pledge Agreement or Liens permitted under Section 8 hereof.

             (c) As of the date of this Pledge Agreement, the Pledged Shares pledged by the Pledgor hereunder have been duly authorized and validly issued and are fully paid and non-assessable.

             (d) The execution and delivery by the Pledgor of this Pledge Agreement and the pledge of the Collateral hereunder pursuant hereto create a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations.

             (e) The Pledgor has full power, authority and legal right to pledge all the Collateral pledged pursuant to this Pledge Agreement and will defend its and the Agent's title or interest thereto or therein (and in the proceeds thereof) against any and all Liens (other than the Lien of this Pledge Agreement), however arising, or any and all persons whomsoever.

             6.         Further Assurances. The  Pledgor agrees that at any time

and from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

             7.         Voting Rights; Dividends and Distributions; Etc.

             (a) So long as no Event of Default shall have occurred and be continuing:

                                       (i)         The Pledgor shall be entitled
                        to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement or the other Loan Documents.

                                       (ii)        The Agent  shall execute  and
                        deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

             (b) Subject to paragraph (c) below, the Pledgor shall be entitled to receive and retain and use, free and clear of the Lien of this Pledge Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral; provided, however, that any and all dividends and other distributions in equity securities included in the Collateral shall be, and shall be forthwith delivered to the Agent to hold as, Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement).

             (c) Upon written notice to the Pledgor by the Agent following the occurrence and during the continuance of an Event of Default,

                                       (i)         all rights of the  Pledgor to
                        exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default;

                                       (ii)        all rights of the  Pledgor to
                        receive the dividends, distributions and principal and interest payments that the Pledgor would otherwise be authorized to receive and retain pursuant to Section 7(b) shall cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event ofDefault;

                                       (iii)       all dividends,  distributions
                        and principal and interest payments that are received by the Pledgor contrary to the provisions of Section 7(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor and shall forthwith be paid over to the Agent as Collateral in the same form as so received (with any necessary indorsements); and

                                       (iv)        in order to permit the  Agent
                        to receive all dividends, distributions and principal and interest payments to which it may be entitled under
                        Section 7(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 7(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Section 7(c)
                        (ii) above, the Pledgor shall, if necessary,upon written notice from the Agent, from time to time execute and deliver to the Agent, appropriate proxies, dividend payment orders and other instruments as the Agent may reasonably request.

             8.         Transfers  and Other Liens; Additional Collateral;  Etc.
 The Pledgor shall:

             (a)              not, except as permitted by the Credit  Agreement,
(i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement; and

             b. (i)cause the Issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by the Issuer, except to the Pledgor, and (ii) subject to the provision of Section 2(b), pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of the Issuer within 60 Business Days of such acquisition.

             9. Agent Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Agent as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default, that the Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

             10. The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Agent or any Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property.

             11. Remedies. If any Event of Default shall have occurred and be continuing:

             (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the "N.Y. Uniform Commercial Code") (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, the Pledgor hereby waives any claim against the Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

             (b) All cash and cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 9.03 of the Credit Agreement) in whole or in part by the Agent for the ratable benefit of the Lenders against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of the Obligations shall be paid over to the Pledgor or to any other Person that may be lawfully entitled to receive such surplus.

             (c) The Agent may exercise any and all rights and remedies of the Pledgor in respect of the Collateral.

             (d) All payments received by the Pledgor after the occurrence and during the continuance of an Event of Default in respect of the Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement).

             If at any time when the Agent shall determine to exercise its right to sell all or any part of the Pledged Shares pursuant to this Section, such Pledged Shares or the part thereof to be sold shall not be effectively registered under the Securities Act of 1933, as amended, and as from time to time in effect, and the rules and regulations thereunder (the "Securities Act"), the Agent is hereby expressly authorized to sell such Pledged Shares or such part thereof by private sale in such manner and under such circumstances as the Agent may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Agent (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Shares or such part thereof shall have been filed under such Securities Act, (b) may approach and negotiate with a restricted number of potential purchasers to effect such sale and (c) may restrict such sale to purchasers as to their number, nature of business and investment intention including without limitation to purchasers each of whom will represent and agree to the satisfaction of the Lender that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Shares, or part thereof, it being understood that the Agent may cause or require the Pledgor, and the Pledgor hereby agrees upon the written request of the Agent, to cause (i) a legend or legends to be placed on the certificates to be delivered to such purchasers to the effect that the Pledged Shares represented thereby have not been registered under the Securities Act and setting forth or referring to restrictions on the transferability of such securities; and (ii) the issuance of stop transfer instructions to the Issuer's transfer agent, if any, with respect to the Pledged Shares, or, if the Issuer transfers its own securities, a notation in the appropriate records of the Issuer. In the event of any such sale, the Pledgor does hereby consent and agree that the Agent shall incur no responsibility or liability for selling all or any part of the Pledged Shares at a price which the Agent may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were public and deferred until after registration as aforesaid. [The provisions of the U.K. Law of Property Act 1925 relating to the power of sale conferred thereby are hereby varied so that section 103 shall not apply, and such provisions are hereby extended as set forth herein.]

             1.         Amendments,  etc.  with  Respect  to  the   Obligations;
Waiver of Rights. The Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Pledgor and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Agent or the Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security, or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, and the Credit Agreement, the other Loan Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Hedging Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent (or the Required Lenders, as the case may be, or, in the case of any Hedging Agreement, the Lender party thereto) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Pledge Agreement or any property subject thereto. The Agent or any Lender may, but shall be under no obligation to, make demand hereunder against the Pledgor, and any failure by the Agent or a Lender to make any such demand or to collect any payments from the Pledgor or release the Pledgor shall not relieve the Pledgor in respect of which a demand is made or collection is not made or the Pledgor is not so released of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Lender against the Pledgor. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

             2. Continuing Security Interest; Assignments Under the Credit Agreement. This Pledge Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Obligations, (b) be binding upon each Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Lenders and their respective successors, transferees and assigns.

             3. Reinstatement. This Pledge Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Pledgor or any substantial part of its property, or otherwise, all as though such payments had not been made.

             4. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 9.01 of the Credit Agreement.

             5. Counterparts. This Pledge Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

             6. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

             7.         Integration.  This  Pledge  Agreement  represents   the
agreement of the Pledgor with respect to the subject matter hereof and there are no promises or representations by the Agent or the Lender relative to the subject matter hereof not reflected herein or in the other Loan Documents.

             8.         Amendments in Writing; No Waiver; Cumulative Remedies.

             (a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Agent.

             (b) Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 19(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Agent or such Lender would otherwise have on any future occasion.

             (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

             9. Section Headings. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

             10. Successors and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Agent and the Lenders and their successors and assigns, except that the Pledgor may not assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Agent.

             11.        Governing  Law;  Jurisdiction;  Consent  to  Service  of
Process.

             (a) This Pledge Agreement shall be construed in accordance with and governed by the law of the State of New York.

             (b) The Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Pledge Agreement or any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Pledge Agreement or any other Loan Document against the Pledgor or its properties in the courts of any jurisdiction.

             (c) The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Pledge Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

             (d) Each party to this Pledge Agreement irrevocably consents to service of process in the manner provided for notices in
Section 9.01 of the Credit Agreement. Nothing in this Pledge Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

             12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD

NOT,  IN THE EVENT OF  LITIGATION,  SEEK TO  ENFORCE  THE  FOREGOING  WAIVER AND
(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

             IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                          THE TOPPS COMPANY, INC.


                                          By:______________________________
                                                   Name:
                                                   Title:


                                          THE CHASE MANHATTAN BANK, as
                                              Agent and as a Lender,


                                          By:______________________________
                                                   Name:
                                                   Title:

                                   SCHEDULE II

     1. Loan Agreement, dated February 3, 1997 by and between Topps Brasil Ltda. and the Pledgor in the original prinicpal amount of $1,000,000.

     1. Loan Agreement, dated September 16, 1997 by and between Topps Brasil Ltda. and the Pledgor in the original principal amount of $650,000.

                                                                       EXHIBIT E
                                                                              TO
                                                                CREDIT AGREEMENT

                          TRADEMARK SECURITY AGREEMENT

     TRADEMARK SECURITY AGREEMENT (the "Agreement"), dated as of May 11, 1998, made by THE TOPPS COMPANY, INC., a Delaware corporation (the "Grantor") to THE CHASE MANHATTAN BANK, with an office at 1 Pierrepont Plaza, Brooklyn, New York 11201, as agent (the "Agent") for the benefit of the Lenders (as defined in the Credit Agreement referred to below).

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Agent, the Lenders and the Grantor are entering into a Credit Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the "Credit Agreement"); and

     WHEREAS, unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined; and

     WHEREAS, it is a condition precedent to the making of Loans that the Grantor shall have executed and delivered this Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor and the Agent agree as follows:

I. Grant of Security. The Grantor hereby assigns and pledges to the Agent for its benefit and for the ratable benefit of the Lenders, and hereby grants to the Agent for its benefit and for the ratable benefit of the Lenders, a lien on and first priority security interest in (except to the extent such assignment, pledge or grant would violate the terms of any license agreement with any other person in connection with any of the Trademarks, as defined below, whether the Grantor is a licensee o licensor under any such license agreement), the entire right, title and interest of the Grantor in and to the following, whether now owned or hereafter acquired (the "Trademark Collateral"):

     (a) All owned domestic trademarks, service marks, trade names and trade dress and all trademark and service mark registrations and applications for trademark or service mark registration in the United States (except for "intent to use" applications for trademark or service mark registrations filed pursuant to Section l(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections l(c) and l(d) of said Act has been filed) and (i) all renewals thereof, (ii all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), (iii) the right to sue or otherwise recover for all past, present and future infringements thereof, and (iv) all rights corresponding thereto throughout the world (but only such rights as now exist or may come to exist under applicable local law), together, in each case, with the goodwill of the business connected with the use of, and symbolized by each such trademark, service mark, trade name and trade dress (all of the foregoing and other rights being, collectively, the "Trademarks");

     (b) All license agreements with any other Person in connection with any of the Trademarks when the Grantor is a licensor under any such license agreement (subject, in each case, to the terms of such license agreements), and the right to prepare for sale, sell and advertise for sale, all inventory (as defined in the Uniform Commercial Code in effect in the State of New York (the "NYUCC")), to the extent now or hereafter owned by the Grantor and now or hereafter covered by such licenses (the "Licenses").

SECTION 2. Security for Obligations. The assignment and pledge of and grant of a security interest in the Trademark Collateral by the Grantor pursuant to this Agreement (collectively, the "Security Interests") secures the payment of all Obligations of the Grantor now or hereafter existing (and any other documents in respect of such Obligations), whether for principal, interest, fees, expenses or otherwise (all such Obligations being the "Secured Obligations").

     The Security Interests granted by this Agreement are granted in conjunction with the security interests granted to the Agent in other assets of the Grantor, as set forth in the Credit Agreement and the other Loan Documents.

SECTION I. Representations and Warranties. The Grantor represents and warrants on the date hereof as follows:

     (a) The Grantor is the sole, legal and beneficial owner of the entire right, title and interest in and to the federal registrations and applications for registration of the Trademarks listed on Schedule I hereto and the Licenses free and clear of any lien, security interest, option, charge, pledge, registered user agreement, assignment (whether conditional or not), or covenant, or any other encumbrance, except for the Security Interests created or permitted by this Agreement or the Credit Agreement, and except for any such encumbrances which do not have a material adverse impact on the economic value of any of the federal registrations and applications for registration of the Trademarks listed on
     Schedule I hereto, and except as permitted by Section 5 of this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the federal registrations and applications for registration of the Trademarks listed on Schedule I hereto or the Licenses purported to be granted by the Grantor hereunder is on file in any recording office, including, without limitation, the United States Patent and Trademark Office, except such as may have been filed in favor of the Agent relating to this Agreement.

     (b) Set forth on Schedule I is a complete and accurate list of all of the United States federal registrations and applications for federal registration of the Trademarks owned by the Grantor.

     (c) Each federal trademark and service mark registration and application for registration of the Grantor identified on Schedule I is subsisting and, to the best of the Grantor's knowledge, has not been adjudged invalid, unregistrable or unenforceable, in whole or in part, and is, to the best of the Grantor's knowledge, valid, registrable and enforceable. Each License of the Grantor, to the best of the Grantor's
     knowledge,   is   subsisting   and  has  not  been   adjudged   invalid  or
     unenforceable, in who or in part, and is, to the best of the Grantor's knowledge, valid and enforceable. The Grantor has notified the Agent in writing of all prior uses of any federal registrations and applications for registration of the Trademarks listed on Schedule I hereto of which the Grantor is aware, which would lead, in the reasonable judgment of the Grantor, to such Trademarks becoming invalid or unenforceable, including prior unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such item.

     (d) The Grantor has not, except as permitted under the Credit Agreement, granted any license, release, covenant not to sue, or non-assertion assurance to any third person with respect to any part of the federal registrations and applications for registration of the Trademarks listed on Schedule I hereto which would materially interfere with its business as currently carried on under any such registrations or applications for registrations.

     (e) The Grantor has used reasonable and proper statutory notice in connection with its use of each registered trademark and service mark listed on Schedule I, except inadvertent omissions thereof.

     (f) Except for (i) the appropriate filings with the United States Patent and Trademark Office, and (ii) the appropriate filings under
     Article 9 of the Uniform Commercial Code, no consent of any other Person (other than licensors of any License to which the Grantor is a licensee), no authorization, consent, approval or other action by, and no notice to or filing or recording with, any governmental, administrative or judicial authority or regulatory body is required in the United States either (x for the granting by the Grantor of the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by the Grantor, or
     (y) for the perfection of or the exercise by the Agent of its rights and remedies hereunder, except where the failure to obtain, take, give or make such authorizations, consents, approvals, actions, notices or filings would not, and would not be reasonably likely to, have a material adverse effect on the financial condition, operations, business, properties or assets of the Grantor.

     (g) The consummation of actions contemplated under or in connection with the Loan Documents to be performed by the Grantor, will not impair the legal right of the Grantor to use any of the federal registrations and applications for registration of the Trademarks listed on
     Schedule I hereto.

     (h) The Grantor has no knowledge of the existence of any trademark, service mark, trade name or trade dress, or license agreement held or claimed by any other Person that, if upheld, would preclude the Grantor from distributing, marketing, selling or providing any product (except as set forth on Schedule II hereto) or service currently distributed, marketed, sold or provided by it, as the case may be, under or in connection with any of the federal registrations and applications for registration the Trademarks listed on Schedule I hereto (except, in each case, to the extent that the Grantor has granted an exclusive license to another person), or that would materially interfere with the ability of the Grantor to carry on its business as currently carried on, and, the Grantor has no knowledge of any claim that is likely to be made that if upheld would preclude or materially interfere with its business as currently carried on under any of the federal registrations and applications for registration of the Trademarks listed on Schedule I hereto.

     (i) No material claim in any court or in the United States Patent and Trademark Office has been made (and, as to any trademark, service mark, trade name, or trade dress with respect to which the Grantor is a licensee, to the best knowledge of the Grantor, no material claim has been made against the third party licensor), and the Grantor has no knowledge of any material claim that has been made or (except as set forth on Schedule II hereto) is likely to be made, that the use by the Grantor of an Trademark Collateral does or may violate the rights of any Person.

     (j) The Grantor, to the best of its knowledge, has used commercially reasonable standards of quality in manufacturing, distribution and marketing of each product sold and provision of each service provided under or in connection with any Trademark Collateral, and has taken whatever steps necessary to ensure that all licensed users of any Trademark Collateral use such commercially reasonable standards of quality.

SECTION 2.         Further Assurances.

     (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, as the Agent may reasonably request, in order to
     (i) continue, perfect and protect any Security Interest granted or purported to be granted hereby, or (ii) enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any part of the Trademar Collateral. Without limiting the generality of the foregoing, the Grantor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and preserve the Security Interests granted or purported to be granted hereby.

     (b) The Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Trademark Collateral without the signature of the Grantor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the

     Trademark Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

     (c) The Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Trademark Collateral and such other reports in connection with the Trademark Collateral as the Agent may reasonably request, all in reasonable detail.

     (d) The Grantor agrees that, if, before the Secured Obligations have been satisfied in full, it (i) obtains an ownership interest in any new trademark, service mark, trade name and trade dress, or trademark or service mark registration or application for trademark or service mark registration which is not now identified on Schedule I, (ii) enters into any new license agreement, subject, in each case, to the terms of the license agreements, or (iii) becomes entitled to the benefit of any tradema service mark, trade name and trade dress (which is materially important to the business of the Grantor), trademark or service mark registration, application for trademark or service mark registration, license agreement or license agreement renewal, (x) the provisions of
     Section 1 of this Agreement shall automatically apply thereto, and (y) any such trademark, mark, registration, application, or license agreement, together with the goodwill of the business connected with the use of the mark or symbolized by it, shall automatically become part of the Trademark Collateral. The Grantor shall, on the fifteenth day of each month, give written notice to the Agent of each new trademark or service mark registration or application for registration which arose or was filed during the preceding month. The Grantor authorizes the Agent to modify this Agreement by amending Schedule I to include any such new trademark or service mark registration, or application for trademark or service mark registration which becomes part of the Trademark Collateral under this Section, or which, in the reasonable business judgment of the Grantor, is a material trademark or service mark registration or application for trademark or service mark registration.

     (e) The Grantor agrees (i) to prosecute diligently any trademark or service mark application that is part of Schedule I, (ii) to file applications for registration of any trademark or service mark which is or becomes material to its business, (iii) to take all necessary steps in any proceeding before the United States Patent and Trademark Office or in any court, to maintain and protect each material trademark, service mark, trade name, trade dress and trademark or service mark registration, and each License agreement, and (iv) to participate in opposition, cancellation and infringement proceedings in each case, such actions under clauses (i) through (iv) above, to be taken as and to the extent Grantor, in the exercise of its reasonable commercial judgment, deems necessary or desirable. Any expenses incurred in connection with such activities shall be borne by the Grantor. If the Grantor fails to comply with any of the foregoing duties, the Agent shall have the right, but not the obligation, to effect compliance in the name of the Grantor to the extent permitted by law, at the Grantor's expense.

     (f) Except as may be permitted by Section 5.04 of the Credit Agreement, the Grantor shall not (i) abandon any trademark or service mark registration or application for trademark or service mark registration, or any trademark, service mark or trade name, without the written consent of the Agent, which consent shall not be unreasonably withheld, except where such abandonment would not be reasonably likely to have a material adverse effect on the financial condition, operations, business, properti or assets of the Grantor, or (ii) take any action, or permit any action to be taken by any other Persons to the extent such Persons are subject to its control, or fail to take any action, which would materially and adversely affect the validity, perfection, priority or enforcement of the rights transferred herein to the Agent under this Agreement, and any such action or agreement if it shall be entered into or taken, shall be null and void and of no effect whatsoever. The Grantor agrees to notify the Agent immediately and in writing if the Grantor learns (i) that any material item of the Trademark Collateral may become abandoned, or (ii) of any adverse determination or any development (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any material part of the Trademark Collateral.

     (g) In the event that any material item of the Trademark Collateral is infringed or misappropriated by a third party, the Grantor shall (i) promptly notify the Agent and (ii) take all reasonable steps and actions to defend against and enjoin the infringement or misappropriation and take such other actions as the Grantor shall reasonably deem appropriate under the circumstances to protect and enforce such Trademark Collateral unless (A) the Grantor shall reasonably determine that such Trademark Collateral is of immaterial economic value to the Grantor or (B) such infringement or misappropriation would not be reasonably likely to have a material adverse effect on the financial condition, operations, business, properties or assets of the Grantor taken as a whole. Any expense incurred in connection with such activities shall be borne by the Grantor.

     (h) The Grantor shall continue to use reasonable and proper statutory notice in connection with its use of each registered trademark or service mark.

     (i) The Grantor agrees (i) to maintain the quality of any and all products or services of the Grantor used or provided in connection with the Trademark Collateral, consistent with the quality of said products and services as of the date hereof and (ii) to take all reasonable steps to ensure that all licensees of any Trademark Collateral maintain consistent standards of quality, consistent with the standards in effect on the date hereof, except in each case as may otherwise be determined by the Borrower in the exercise of its prudent business judgment to the extent that the failure to do so would not have an adverse affect on any material Trademark Collateral.

SECTION 3. Transfers and Other Liens. The Grantor shall not, except as otherwise permitted under Section 5.04 the Credit Agreement:

     (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of, or grant any option with respect to, the Trademark Collateral, except that the Grantor may license the Trademark Collateral (i) in the ordinary course of the Grantor's business, provided that the Grantor, in the exercise of its reasonable commercial judgment, determines that such license is necessary or desirable in the conduct of the Grantor's business, or (ii) in connection with a sale or transfer of assets as provided in the Credit Agreement, provided that such license shall be on terms reasonably expected to maximize the gain to the Grantor resulting from the granting of such license,

     (b) create or suffer to exist any Lien upon or with respect to any of the Trademark Collateral except for the Security Interests created by this Agreement or permitted by the Credit Agreement, or take any other action in connection with any of the Trademark Collateral that would impair the value of the interest or rights thereunder of the Grantor or that would impair the interest or rights of the Agent or the Lenders.

SECTION 4. Agent Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Agent the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Agent's discretion upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

     (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Trademark Collateral,

     (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above, and

     (c) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any payments relating to the Trademark Collateral or otherwise to enforce the rights of the Agent with respect to any of the Trademark Collateral.

SECTION 5.        Agent May Perform.

     (a) If the Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor under Section 10(b) of this Agreement.

     The Agent or its designated representatives shall have the right, at any reasonable time during normal business hours and from time to time, upon reasonable notice, and without undue interruption to the business of the

     Grantor, to inspect the premises of the Grantor and to examine the books, records and operations of the Grantor (including, without limitation, the Grantor's quality control processes) relating to the Trademark Collateral.

SECTION 6. The Agent's Duties.The powers conferred on the Agent hereunder are solely to protect its interest in the Trademark Collateral and shall not impose any duty upon it to exercise any such powers.

SECTION 7. Remedies. If any Event of Default shall have occurred and be continuing:

     (a) The Agent may exercise in respect of the Trademark Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Agent, all the rights and remedies of a Lender in default under the NYUCC (whether or not the NYUCC applies to the affected Trademark Collateral) and also may (i) exercise any and all rights and remedies of the Grantor under or otherwise in respect of the Trademark Collateral, (ii) require the Grantor to, and the Grantor hereby agrees that will at its expense and upon request of the Agent forthwith, assemble all or any part of the documents embodying the Trademark Collateral as directed by the Agent and make such documents available to the Agent at a place to be designated by the Agent which is reasonably convenient to both the Agent and the Grantor, (iii) occupy, for a reasonable period and without obligation to the Grantor in respect of such occupation, any premises owned or leased by the Grantor where documents embodying the Trademark Collateral or any part thereof are assembled in order to effectuate the Agent's rights and remedies hereunder or under law, and (iv) without notice except as specified below, sell the Trademark Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral by the Grantor, the goodwill of the business connected with and symbolized by any Trademark Collateral subject to such disposition shall be included, and the Grantor shall supply to the Agent or its designee the Grantor's know-how and expertise relating to the manufacture and sale of products or the provision of services relating to any Trademark Collateral subject to such disposition, and its customer lists and other records relating to such Trademark Collateral and to the distribution of such products and services. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Trademark Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (b) All payments received by the Grantor under or in connection with any of the Trademark Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement). All payments made under or in connection with or otherwise in respect of the Trademark Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Trademark Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 10 of this Agreement) in whole or in part by Agent for the ratable benefit of the Lenders against, all or any part of the Secured Obligations, in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the respective Grantor or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 8.         Indemnity and Expenses.

     (a) The Grantor agrees to indemnify the Agent from and against any and all claims, losses and liabilities arising out of, or in connection with or resulting from this Agreement or the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result from the Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

     (b) The Grantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and costs of its counsel and of any experts and agents, that the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Trademark Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Lenders hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

SECTION 9.         Security Interest Absolute.   All rights  of  the  Agent  and
Security Interests granted hereunder, and the Grantor's Obligations, shall, to the extent permitted by law, be absolute and unconditional irrespective of:

       (i)              any lack of  validity  or  enforceability  of the Credit
                    Agreement or any other Loan Document, or any agreement or instrument relating thereto;

       (ii)             any  change in the time, manner  or place of payment of,
                    or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to departure from, the Credit Agreement or any other Loan Document (other than this Agreement), including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Borrowers or otherwise;

       (iii)            any  taking  and  holding  of  Trademark  Collateral  or
                    guarantees for all or any of the Secured Obligations; or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any Trademark Collateral or such guarantees, or any nonperfection of any Trademark Collateral, or any consent to departure from any such guaranty;

       (iv)             any manner of application of  Trademark  Collateral,  or
                    proceeds thereof, to all or any of the Secured Obligations, or the manner of sale or other disposition of any Trademark Collateral;

       (v)              any  consent  by any Lender or the Agent to  the change,
                    restructuring or termination of the corporate structure or existence of the Grantor and any corresponding restructure of the Secured Obligations, or any other restructure or refinancing of the Secured Obligations or any portion thereof;

       (vi)             any modification, compromise, settlement  or  release by
                    the Agent or any Lender, by operation of law or otherwise (except any of the foregoing with respect to this Agreement), collection or other liquidation of the Secured Obligations or the liability of the Grantor, or of the Trademark Collateral, in whole or in part, and any refusal of payment by the Agent or any Lender, in whole or in part, from any obligor, the Grantor in connection with any of the Secured Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, the Grantor; or

       (vii)            any  other  circumstance (including, but not limited to,
                    any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, the Grantor.

The granting of a Security Interest in the Trademark Collateral shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must be otherwise returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Grantor or otherwise, all as though such payment had not been made.

SECTION I. Waiver. The Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations (as that term is defined in this Agreement) and this Agreement and any requirement that the Agent or any Lender protect, secure, perfect or insure any Security Interest or any property subject thereto or exhaust any right or take any action against the Grantor or any other Person or any collateral.

SECTION 2.         Amendments, Etc.

     (a) Except as provided in subsection (b) to this Section 13, no amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall be in any event effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure to exercise nor any delay in exercising, on the part of the Agent or any of the Lenders, a right, power or privilege under this Agreement shall operate as a waiver thereof; further, no single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     (b) Any trademark security agreement supplement hereto shall be in substantially the form of Exhibit A hereto (each a "Trademark Security Agreement Supplement"), and upon the execution and delivery thereof by the Grantor the supplements attached to each Trademark Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedule I hereto, and the Agent may attach such supplements to such Schedule as supplemented pursuant hereto.

SECTION 3. Addresses for Notices. All notices and other communications to any party provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, addressed to such party, in the case of the Grantor, at its address referred to in Section 9.01(a) of the Credit Agreement, in the case of the Agent, at the address of the Agent referred to in Section 9.01(b) of the Credit Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall be effective (a) when received, if mailed or delivered, or (b) when delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, addressed as aforesaid.

SECTION 4.         Continuing Security Interest; Release and Reassignment of
                   Collateral.

     (a) This Agreement shall create a continuing Security Interest in the Trademark Collateral and shall (i) remain in full force and effect until the cash payment in full of the Secured Obligations, (ii) be binding upon the Grantor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Lenders and their respective successors, transferees and assigns, including, but not limited to, those provided in the Credit Agreement. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of the Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case subject to and as provided for in Section
     9.04 of the Credit Agreement.

     (b) In the case of any Trademark Collateral pledged or assigned, or in which a security interest is granted hereunder by the Grantor, upon any sale, lease, transfer or other disposition of any item of Trademark Collateral in accordance with the terms of the Credit Agreement (other than sales of Inventory in the ordinary course of business), the Agent will, at the Grantor's expense, execute and deliver to the Grantor, any such documents as the Grantor shall reasonably request to evidence the release of such item of Trademark Collateral from the assignment and security interest granted hereby; provided, however, as to clause (ii) above, that (x) at the time of such request and such release no Event of Default (or event or condition which upon notice or lapse of time or both would constitute an Event of Default) shall have occurred and be continuing, (y) the Grantor shall have delivered to the Agent, at least 10 Business Days prior to the date of the proposed release, or such shorter period acceptable to the Agent under this Agreement, a written request for release describing the item of Trademark Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Agent and a certification by the Grantor to the effect that the transaction is in compliance with the Credit Agreement and as to such other matters as the Agent may request, and (z) any proceeds of any such sale, lease, transfer or other disposition required to be applied to the prepayment of Loans in accordance with the Credit Agreement shalll be so applied.


     (c) Upon the cash payment in full of the Secured Obligations, the Security Interests granted hereby shall terminate and all rights to the Trademark Collateral shall revert and be reassigned to the respective Grantor. Upon any such termination, the Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination and reassignment.

SECTION 5. Transactions Permitted Under the Credit Agreement. Nothing contained in this Agreement shall in any manner prohibit or restrict the Grantor or any of its Subsidiaries from consummating any transaction, entering into any agreement or otherwise taking any action expressly permitted under the Credit Agreement.

SECTION 6. Severability. If any term or provision of this Agreement is or shall become illegal, invalid or unenforceable in any jurisdiction, all other terms and provisions of this Agreement shall remain legal, valid and enforceable in such jurisdiction and such illegal, invalid or unenforceable provision shall be legal, valid and enforceable in any other jurisdiction.

SECTION 7. Execution in Counterparts. This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 8. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR TRADEMARK COLLATERAL ARE GOVERNED BY THE LAWS OF THE UNITED STATES OR ANY OTHER JURISDICTION OTHER THAN THE STATE OF NEW YORK. UNLESS OTHERWISE DEFINED HEREIN OR IN THE CREDIT AGREEMENT, TERMS USED IN ARTICLE 8 OR 9 OF THE U.C.C. ARE USED HEREIN AS THEREIN DEFINED.

SECTION 6. WAIVER OF TRIAL BY JURY. The Grantor HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



                                                 GRANTOR:

                             THE TOPPS COMPANY, INC.


                             By:____________________________________________
                             Title:


                                                 AGENT:

                             THE CHASE MANHATTAN BANK

                             By:____________________________________________
                             Title:

STATE OF NEW YORK )
                                                              )ss.:
COUNTY OF NEW YORK         )


On the ____ day of ___________, 1997, before me personally came ______________________, to me known, who, being by me duly sworn, did depose and say she resides at _____________________________ and that she is a
_____________________________ of The Topps Company, Inc., the corporation described in and which executed the above instrument.




                                       _________________________________________
                                                   Notary Public


[Notarial Seal]

                                   SCHEDULE I

                                   TRADEMARKS

                                  See Attached.

                                                                       EXHIBIT A
                                                                              TO
                                                    TRADEMARK SECURITY AGREEMENT


                     TRADEMARK SECURITY AGREEMENT SUPPLEMENT


               TRADEMARK SECURITY AGREEMENT SUPPLEMENT, dated as of ____________ __, 1998 (this "Supplement"), made by THE TOPPS COMPANY, INC., a Delaware corporation (the "Grantor") to The Chase Manhattan Bank, with an office at One Pierrepont Plaza, Brooklyn, New York 11201, as agent (the "Agent") for the benefit of each of the lenders (the "Lenders") signatory to the Credit Agreement dated as of May 11, 1998 (as may have been or may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Grantor, the Agent and the Lenders.

               WHEREAS, all terms used herein and not otherwise defined herein shall, unless the context specifically requires otherwise, have the respective meanings ascribed to them in, or pursuant to the provisions of, the Trademark Security Agreement (as hereinafter defined);

               WHEREAS, pursuant to the terms of the Credit Agreement and the other Loan Documents, the Lenders agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein to be evidenced by the Notes issued by the Borrower and to be guarantied by the Guarantors thereunder;

               WHEREAS,   the   Trademark   Security   Agreement   dated  as  of
___________,   1998  (the  "Trademark  Security   Agreement")  and  recorded  on
___________, 1998 in Reel ____, Frame ___-___ in the United States Patent and Trademark Office was delivered by the Grantor in favor of the Agent to secure its obligations under the Credit Agreement and the other Loan Documents; and

               WHEREAS, the Grantor and the Agent mutually desire to supplement the Trademark Security Agreement to add certain additional Trademarks as collateral for the respective obligations of Grantor under the Credit Agreement.

               NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that
Schedule I to the Trademark Security Agreement is hereby supplemented to add the Trademark(s) set forth on Schedule A hereto.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                THE TOPPS COMPANY, INC.


                                By:_____________________________________________
                                                       Name:
                                Title:


                                AGENT:
                                THE CHASE MANHATTAN BANK


                                By:_____________________________________________
                                                       Name:
                                Title:

                                By:_____________________________________________
                                                       Name:
                                Title:

                                                                       EXHIBIT F
                                                                              TO
                                                                CREDIT AGREEMENT


                     Form of Covenant Compliance Certificate

          A.       Compliance with Section 6.01(a)(vii):  Indebtedness
                   1.  additional Indebtedness

                   Required:  Line A1 must not be greater than $100,000

          B. Compliance with Section 6.04: Investments, Loans, Advances, Guarantees and Acquisitions


                   1. investments by Borrower in its Subsidiaries (6.04(c))
                   2. Intercompany  Debt evidenced by notes owing to Borrower by
                      Subsidiaries (6.04(d))
                   3. Intercompany Debt not evidenced by notes owing to Borrower by Subsidiaries (6.04(e))

------------------ ----------- ----------- ------------ ----------- ----------- ----------- ------------ -----------
                   Topps       Topps       Topps        Topps       Topps       Topps       Topps        Other
                   Ireland     Canada      Europe       Mexico      Brazil      Argentina   Latin
                                                                                            America
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ------------ -----------
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ------------ -----------

Investments
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ------------ -----------
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ------------ -----------

Interco. Debt
evidenced by
notes
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ------------ -----------
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ------------ -----------

Interco. Debt
not evidenced by
notes
------------------ ----------- ----------- ------------ ----------- ----------- ----------- ------------ -----------

                   4. loans and advances to officers, directors and employees (6.04(i))

                   Required:  Line B1 must not be greater than $3,000,000
                              Line B2 must not be greater than $3,000,000
                              Line B3 must not be greater than $15,000,000
                              Line B4 must not be greater than $100,000

          C.       Compliance with Section 6.05:  Asset Sales
                   1. aggregate fair market value of sales, transfers and dispositions of assets (6.05(f))
                   2.  aggregate  fair  market  value of sales,  transfers  and dispositions of assets between the Borrower and any Subsidiary (6.05(g))

                   Required:  Line C1 must not be greater than $500,000  during any fiscal year
                              Line C2 must not be greater than $750,000 during the term of the Loans

          D.       Compliance with Section 6.06:  Hedging Agreements
                   1.  Hedging Agreements

                   Required:  Line D1 must not be greater than $54,000,000

          E.       Compliance with Section 6.07:  Restricted  Payments
                   1. Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees or consultants

                   Required: Line E1 must not be greater than $250,000 during any fiscal year

          F.       Compliance with Section 6.13:  Consolidated Leverage Ratio
                   1.  Indebtedness for Money Borrowed of the Borrower
                   2.  Indebtedness for Money Borrower of Subsidiaries
                   3.  Capitalized Leases
                   4.  Standby Letters of Credit
                   5.  F1 + F2 + F3 + F4

                   6.  Normalized EBITDA
                                                       QE1  QE2  QE3  QE4  Total
                       a. Consolidated Net Income (or net loss)
                       b. depreciation expense
                       c. amortization expense
                       d. net total income tax expense
                       e. interest expense
                       f. $2,853,000 for periods that include the quarter ended
                           5/30/97
                       g. $3,044,000 for periods that include the quarter ended
                           11/28/97
                       h. $10,646,000 for periods that include the quarter ended
                           2/28/98
                       I. a + b + c + d + e + f + g + h

                   7.  Ratio of F5 to F6

                   Required:  Line F7  must  not be  greater  than  the  amount specified opposite such dates:

                       (Insert chart from Section 6.13)

          G.      Compliance with Section 6.14:  Consolidated Fixed Charge Ratio
                                                       QE1  QE2  QE3  QE4  Total
                  1.  Normalized EBITDA (as calculated above)
                  2.  unfinanced Capital Expenditures
                  3.  G1 - G2

                  4.  current portion of long term debt
                  5.  interest expense
                  6.  G4 + G5

                  7.  Ratio of G3 to G6

                  Required:  Line G7 must not be less than the amount specified opposite such dates:

                       (Insert chart from Section 6.14)

          H.       Compliance with Section 6.15:  Consolidated Net Worth
                   1.  Consolidated Shareholders' Equity
                   2.  all reserves
                   3.  H1 - H2

                   Required:  Line H3 must not be less than $56,800,000

          I.       Compliance with Section 6.16:  Consolidated Net Loss
                           1Q  2Q  Total 1+2  3Q  Total 1+2+3  4Q  Total 1+2+3+4
                   1.  net loss or profit

                   Required: the net loss  or profit reflected on Line  I1 must not (Insert language from Section 6.16)

          J.       Compliance with Section 6.17:  EBITDA
                   1.  Consolidated Net Income (or net loss)
                   2.  depreciation expense
                   3.  amortization expense
                   4.  net total income tax expense
                   5.  interest expense
                   6.  J1 + J2 + J3 + J4 + J5

                   Required: Line J6 must not be less than $4,700,000 for the fiscal quarter ending 2/28/98 and ($1,800,000) for the fiscal quarter ending 5/30/98

          K.       Compliance with Section 6.18:  Cumulative EBITDA
                                                       QE1  QE2  QE3  QE4  Total
                   1.  Consolidated Net Income (or net loss)
                   2.  depreciation expense
                   3.  amortization expense
                   4.  net total income tax expense
                   5.  interest expense
                   6.  K1 + K2 + K3 + K4 + K5

                   Required:Line K6 must not be less than $3,100,000 for the two fiscal quarter period ending 8/29/98, and $5,640,000 for the three fiscal quarter period ending 11/28/98, and $14,400,000 for the four fiscal quarter periods thereafter.

          L.       Compliance with Section 6.19:  Capital Expenditures
                           1Q99  2Q99  3Q99  4Q99  1Q00 2Q00 3Q00 4Q00 1Q01 2Q01
                   1.  Capital Expenditures

                   Required:  Line L1 must not be more than $6,000,000 for the term of the Loans.

                                                                       EXHIBIT G
                                                                              TO
                                                                CREDIT AGREEMENT

                                TOPPS SA GUARANTY


               TOPPS SA GUARANTY, dated as of May 11, 1998 (together with any amendments, restatements, modifications and supplements, the "Guaranty") made by THE TOPPS COMPANY, INC., a Delaware corporation (the "Guarantor"), in favor of THE CHASE MANHATTAN BANK, as agent (the "Agent") for the lenders (the "Lenders") party to the Credit Agreement (as hereinafter defined). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

               WHEREAS, contemporaneously with the execution and delivery of this Guaranty, the Guarantor, the Agent and the Lenders are entering into a Credit Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the "Credit Agreement");

               WHEREAS, pursuant to the terms of the Credit Agreement, the Issuing Bank has agreed, among other things, to issue and the Lenders have agreed, among other things, to participate in the Topps SA Letters of Credit which letters of credit are issued at the request of the Borrower for the account of Topps Latin America SA (the "Obligor").

               WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Guarantor shall have executed and delivered to the Lenders this Guaranty;

               NOW, THEREFORE, in consideration of the Lenders' agreement to extend credit to the Guarantor and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantor, the Guarantor agrees with the Lenders as follows:

               SECTION 1. Guaranty. (a) The Guarantor hereby unconditionally guarantees the punctual payment when due, of all obligations of every kind or character now or hereafter existing, whether matured or unmatured, contingent or liquidated, of the Obligor to each of the Agent and the Lenders under the Topps SA Letters of Credit and any agreements executed in connection therewith (the Topps SA Letters of Credit and all such agreements, as may hereafter be amended, restated, modified or supplemented collectively, the "SA Documents") whether for principal, interest, fees, expenses or otherwise and whether in United States dollars or other currencies, and any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Agent and the Lenders in enforcing any of their respective rights under this Guaranty (all such obligations being collectively referred to as the "Obligations").

               SECTION 2. Guaranty of Payment. The Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment and performance when due and not of collection, and waives any right to require that any resort be had by any of the Lenders to (i) the Obligor, (ii) any other guarantor, (iii) any Collateral held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Lenders in favor of the Obligor or any other person or (iv) recourse against any other party.

               SECTION 3. Guaranty Absolute. The Guarantor guarantees that the Obligations will be performed and paid strictly in accordance with the terms of the SA Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any of the Lenders with respect thereto and is not subject to any setoff, counterclaim or defense. The Obligations of the Guarantor hereunder are independent of the obligations of other persons under any other related document, and a separate action or actions may be brought and prosecuted hereunder whether the action is brought against any such person or whether any such person is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional, and shall not be affected or released in any way, irrespective of:

               (i) any lack of validity or enforceability of the SA Documents, or to the Obligations;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any document evidencing or relating to any of the Obligations or the SA Documents, including, but not limited to, an increase or decrease in the Obligations;

               (iii) any taking and holding of Collateral or any other collateral or additional guaranties for all or any of the Obligations, or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination, or release of any collateral securing the Obligations, if any (the "Collateral") or any other collateral or such guaranties, or any non-perfection of any collateral or any consent to departure from any such guaranty;

               (iv) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Obligations, or the manner of sale of any Collateral or any other collateral;

               (v) any consent by one or more of the Lenders to the change, restructuring or termination of the corporate structure or existence of the Obligor or any affiliate thereof and any corresponding restructuring of the Obligations, or any other restructuring or refinancing of the Obligations or any portion thereof;

               (vi) any modification, compromise, settlement or release by one or more of the Lenders, by operation of law or otherwise, collection or other liquidation of the Obligations or the liability of the Obligor and any other guarantor, or of the Collateral or any other collateral, in whole or in part, and any refusal of payment by one or more of the Lenders, in whole or in part, from any Obligor or guarantor in connection with any of the Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, the Guarantor;

               (vii) the waiver of the performance or observance by the Obligor of any agreement, covenant, term or condition to be performed by it;

               (viii) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the property, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar application or proceeding affecting the Obligor or any of its assets;

               (ix) the release of the Obligor from the performance or observance of any agreements, covenants, terms or conditions contained in any agreement or document evidencing or relating to the Obligations or the SA Documents by operation of law; or

               (x) any other circumstance (including, but not limited to, any statute of limitations) which might otherwise constitute a defense available to, or a discharge of, the Guarantor.


               Without limiting the generality of the foregoing, the Guarantor hereby consents, and hereby agrees, that the rights of the Lenders hereunder, and the liability of the Guarantor hereunder, shall not be affected by any and all releases of any Collateral or any other collateral. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Obligor or otherwise, all as though such payment had not been made.

               SECTION 4. Waivers. The Guarantor waives presentment to, demand of payment from and protest to the Obligor, or any other guarantor of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for non-payment. The Guarantor hereby further waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Lenders protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Obligor, or any other person or any Collateral or any other collateral.


               SECTION 5. Covenants. The Guarantor hereby waives any right to require the Lenders to proceed against the Obligor, any other guarantor or any person or proceed against any Collateral or any other collateral, or pursue any other remedy in the power of the Agent or the Lenders.

               SECTION 6. Subrogation. Upon payment by the Guarantor of any sums to the Lenders hereunder, all rights of the Guarantor against the Obligor arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and defeasible payment in full of all the Obligations. If any amount shall be paid to the Guarantor for the account of the Obligor, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

               SECTION 7. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               SECTION 8. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be given in the manner set forth in Section 9.01 of the Credit Agreement and with copies specified therein, if to the Guarantor and if to the Lenders, to their respective addresses as specified in the Credit Agreement.

               SECTION 9. No Waiver, Remedies. No failure on the part of any of the Lenders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, the Credit Agreement or any other agreement relating to the Obligations.

               SECTION 10. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or the Lenders to or for the credit or the account of the Guarantor against any and all of the Obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether the Lenders shall have made any demand under this Guaranty and although such Obligations may be contingent and unmatured. The rights of the Lenders under this Section 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders may have.

               SECTION 11. Continuing Guaranty; Transfer of Note; Release of Guaranty. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the payment in full of all of the Obligations and all other amounts payable under this Guaranty, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), each Lender may assign or otherwise transfer any instrument of indebtedness of the Obligor held by it, or any interest therein, or grant any participation in its rights or Obligations under any agreement relating to the Obligations and the SA Documents subject to the provisions of such agreement to any other person, and such other person shall thereupon become vested with all the rights in respect thereof granted to the Lender.

               SECTION 12. Jurisdiction; Waiver of Jury Trial. (a) THE GUARANTOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF BOTH THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPEAL THEREFROM, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON WHATSOEVER, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THIS GUARANTY MAY NOT BE ENFORCED IN OR BY SUCH COURTS. NEITHER THE GUARANTOR NOR THE LENDER WILL SEEK TO CONSOLIDATE SUCH PROCEEDING INTO ANY ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

               SECTION 13. Applicable Law. THIS GUARANTY SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

               SECTION 14. Expenses of the Agent and the Lenders. The Guarantor agrees to pay all reasonable and necessary out-of-pocket expenses incurred by the Agent and the Lenders in connection with the enforcement or protection of its rights or the rights of the Agent and the Lenders generally in connection with the Guaranty including, but not limited to, the reasonable fees and disbursements of counsel for the Agent and the Lenders.



                          [Signature on Following Page]

               IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                              THE TOPPS COMPANY, INC.



                                              By: _______________________

                                                  Name:
                                                  Title: